EXHIBIT 4.4
Execution Version

JH NORTH AMERICA HOLDINGS INC.
as Issuer,
the Guarantors named herein
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee and as Collateral Agent
INDENTURE
Dated as of June 17, 2025
5.875% Senior Secured Notes due 2031
6.125% Senior Secured Notes due 2032

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		Page
SECTION 13.12.	Table of Contents, Headings, etc	138
SECTION 13.13.	Separability	138
SECTION 13.14.	Waiver of Jury Trial	138
SECTION 13.15.	Consent to Jurisdiction and Service	138
SECTION 13.16.	Force Majeure	139
SECTION 13.17.	U.S.A. PATRIOT Act	139
SECTION 13.18.	No Personal Liability of Directors, Officers, Employees and Stockholders	139

EXHIBITS
Exhibit A-1.	Form of Restricted 2031 Note	A-1-1
Exhibit A-2.	Form of Restricted 2032 Note	A-2-1
Exhibit A-3.	Form of Unrestricted 2031 Note	A-3-1
Exhibit A-4.	Form of Unrestricted 2032 Note	A-4-1
Exhibit B.	Form of Private Placement Legend	B-1
Exhibit C.	Form of ERISA Legend	C-1
Exhibit D.	Form of Legend for Global Note	D-1
Exhibit E.	Form of Regulation S Legend	E-1
Exhibit F.	Form of Certificate of Transfer	F-1
Exhibit G.	Form of Certificate of Exchange	G-1
Exhibit I.	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors	I-1
Exhibit J.	Form of Equal Priority Intercreditor Agreement	J-1
Exhibit K.	Form of Pledge Agreement	K-1

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INDENTURE, dated as of June 17, 2025, by and among JH North America Holdings Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.    Definitions.
“2031 Notes” means the Initial 2031 Notes and the Additional 2031 Notes, treated as a single class of securities.
“2032 Notes” means the Initial 2032 Notes and the Additional 2032 Notes, treated as a single class of securities.
“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated Adjusted EBITDA of such Pro Forma Entity (determined as if references to the Consolidated Group in the definition of “Consolidated Adjusted EBITDA” were references to such Pro Forma Entity and its subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.
“Acquired Entity or Business” has the meaning specified in the definition of “Consolidated Adjusted EBITDA.”
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Equity Interests or other control-ling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it be-comes exercisable by the holder thereof), whether by purchase of such equity or other owner-ship interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.
“Action” has the meaning specified in Section 10.06(d).

“Additional Amounts” means, in the event any withholding or deduction is required for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payments made under or with respect to the Notes or under any Note Guarantee (including payments of principal, redemption price, interest or premium (if any)), such additional amounts the payment of which by the Issuer or a Guarantor, as applicable, may be necessary so that the net amount received by each Holder or beneficial owner of the Notes after such withholding or deduction (including any withholding or deduction attributable to the Additional Amounts) will equal the amount such Holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted; provided that, notwithstanding the foregoing, Additional Amounts shall not include amounts payable in respect of, or on account of, the following:
(1)    any Taxes that would not have been imposed but for the existence of any present or former connection between a Holder or the beneficial owner of Notes and the Relevant Taxing Jurisdiction (including being a citizen, resident or national of, or being engaged in business in, the Relevant Taxing Jurisdiction), other than a connection arising from the acquisition, ownership, holding or disposition of the Notes, or enforcement of rights under the Notes or any Note Guarantee, or the receipt of payments under or in respect of the Notes or any Note Guarantee;
(2)    any Taxes that are imposed by reason of the failure of a Holder or beneficial owner of Notes to satisfy any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such Holder or beneficial owner that is required by applicable law, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes, but in each case only to the extent such Holder or beneficial owner is legally eligible to provide such certification or other documentation; provided, however, that the Issuer has delivered a request to such Holder to comply with such requirements at least 30 days prior to the date by which such compliance is required;
(3)    any Taxes that would not have been imposed if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later, except to the extent that a Holder or beneficial owner of Notes would have been entitled to Additional Amounts had the Note been presented within such 30-day period;
(4)    any Taxes payable otherwise than by deduction or withholding in respect of a payment on the Notes or any Note Guarantee;
(5)    any estate, inheritance, gift, value-added, personal property or similar Taxes;

(6)    any Tax imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) as of the Issue Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any regulations promulgated thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471 of the Code as of the Issue Date (or any amended or successor version described above), or any inter-governmental agreement between the United States and another jurisdiction (and any related law) implementing the foregoing;

(7)    any Taxes that could have been avoided by the presentation of Notes or guarantee (where presentation is required) for payment to a paying agent other than the paying agent to which the presentation was made; or

(8)    any Taxes imposed by the United States, any state thereof or the Dis-
trict of Columbia or tax authority therein, including any U.S. federal withholding and backup withholding taxes; or
(9)    any combination of items (1) through (8) above.
For the avoidance of doubt, no Additional Amounts shall be payable in respect of any Taxes imposed by any jurisdiction other than a Relevant Taxing Jurisdiction.
“Additional 2031 Notes” has the meaning set forth in Section 2.01.

“Additional 2032 Notes” has the meaning set forth in Section 2.01.
“Additional Collateral Documents” means the documents granting to the Col-lateral Agent, for the benefit of itself, the Holders of the Notes and the Trustee, a Security Interest in such assets of the Issuer and the Guarantors as are not covered by the Collateral Documents delivered on the Escrow Release Date or after the Escrow Release Date pursuant to the provisions described in Section 4.15, but, rather, covered and delivered (if at all) pursuant to (x) the provisions described in Section 4.11 and clause (d) of the definition of Collateral and Guarantee Requirement (as defined in the Senior Secured Credit Agreement) whether or not then in effect) and, (y) other provisions correlative to those described and referred to in clause (x) of this definition as set forth in this Indenture, the Notes, the Note Guarantees and the Collateral Documents.
“Additional First Lien Obligations” means (i) the Notes Obligations and (ii) all other Obligations incurred after the Escrow Release Date that are secured on a ratable basis with the Credit Agreement Obligations and the Notes Obligations; provided that such Obligations have been designated as Additional First Lien Obligation pursuant to the Equal Priority Intercreditor Agreement.

“Additional First Lien Security Document” means any pledge agreement, security agreement or any other document now existing or entered into after the Issue Date that create Security Interests on any assets or properties of the Issuer or any Guarantor to secure the Additional First Lien Obligations.
“Additional Guarantor Accession Date” means the Additional Guarantor Ac-cession Date under and as defined in the Senior Secured Credit Agreement.
“Additional Notes” has the meaning set forth in Section 2.01.
“Administrative Agent” means the administrative agent under the Senior Se-cured Credit Agreement.
“AFFA” means (i) the Amended and Restated Final Funding Agreement dated as of November 21, 2006 (as amended prior to the Issue Date and as further amended, restated or replaced from time to time) between AICF, James Hardie Industries SE, James Hardie 117 Pty Limited, and any other Performing Subsidiary party thereto from time to time, and the State of New South Wales together with (ii) the Amending Agreement – Parent Guarantee dated as of June 23, 2009 between AICF, the State of New South Wales and the Parent (as amended, restated or replaced from time to time).
“Affiliate” means, with respect to a specified Person, another Person that di- rectly, or indirectly through one or more intermediaries, Controls or is Controlled by or is un- der common Control with the Person specified.
“Agent” means any Registrar, Paying Agent, Depository Custodian, or agent for service or notices and demands.
“Agent Members” has the meaning set forth in Section 2.16(a).
“AICF” means Asbestos Injuries Compensation Fund Limited in its personal capacity and as trustee for the Asbestos Injuries Compensation Fund.
“AICF Payments” means amounts paid by any member of the Consolidated Group (x) to the Performing Subsidiary in connection with the Performing Subsidiary’s payments to AICF pursuant to the terms of the AFFA (including, for the avoidance of doubt, amounts paid in respect of intercompany Obligations from time to time owed by a member of the Consolidated Group to the Performing Subsidiary) or (y) under any Guarantee in connection therewith.
“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Law” has the meaning specified in Section 13.17.
“Applicable Treasury Rate” for any Make-Whole Redemption Date means:
(i)    in connection with the calculation of any Make-Whole Premium with respect to any 2031 Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to July 31, 2027; provided, however, that if the period from the Make-Whole Redemption Date to July 31, 2027 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by the Issuer by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to July 31, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used; and
(ii)    in connection with the calculation of any Make-Whole Premium with respect to any 2032 Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to July 31, 2028; provided, however, that if the period from the Make-Whole Redemption Date to July 31, 2028 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by the Issuer by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to July 31, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used
“Approved Member State” means Belgium, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.
“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.

“Attributable Indebtedness,” when used with respect to any Sale and Lease-back Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes of the applicable series, compounded on a semiannual basis) of the total Obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
“Bankruptcy Code” means Title 11 of the United States Code, as amended, modified or supplemented from time to time.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or comparable body).
“Borrower Agent” means the Borrower Agent under and as defined in the Senior Secured Credit Agreement.
“Business Day” has the meaning set forth in Section 13.07.
“Capitalized Lease” means any lease that has been or is required to be, in accordance with GAAP, recorded, classified and accounted for as a capitalized lease or financing lease. Notwithstanding anything in this Indenture, the Notes, any Note Guarantee or any Collateral Document to the contrary, all leases and obligations of any Person that are or would be characterized as operating leases or operating lease obligations in accordance with GAAP as in effect prior to giving effect to the implementation of FASB ASU No. 2016 02, Leases (Topic 842) (whether or not such operating lease or operating lease obligations were in effect on the Issue Date) shall be accounted for as operating leases and operating lease obligations (and not as capital leases, finance leases or Capitalized Lease Obligations) for all purposes under this Indenture, the Notes, the Note Guarantees and the Collateral Documents, regardless of any change in GAAP implementing FASB ASU No. 2016 02, Leases (Topic 842), or otherwise following the Issue Date, that would otherwise require such leases to be treated or re-characterized as capital leases or finance leases or such obligations to be treated or recharac-terized (on a prospective or retroactive basis or otherwise) as finance lease obligations or Capitalized Lease Obligations.
“Capitalized Lease Obligations” of any Person means, subject to the second sentence of the definition of “Capitalized Lease”, the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means any of the following:

(a)    Dollars;
(b)    securities and other evidence of indebtedness issued or directly and fully guaranteed or insured by the U.S. or Approved Member State government or any agency or instrumentality thereof the securities of which are guaranteed as a full faith and credit obligation of such government with maturities of twenty-four (24) months or less from the date of acquisition;
(c)    time deposits, demand deposits, certificates of deposit, insured certificates of deposit or bankers’ acceptances, issued or guaranteed by or placed with, and money market accounts issued or offered by (i) solely with respect to demand deposits, any bank or trust company (in each case, to the extent maintained by such Person in the ordinary course of business) or (ii) a commercial banking institution having, or which is the principal banking subsidiary of a bank holding company having, at the time of such deposit, certificate of deposits or banker’s acceptance, or the opening of such money market account, combined capital and surplus and undivided profits of not less than $500,000,000 (or the dollar equivalent of $500,000,000 in the case of non-U.S. banking institutions) or whose commercial paper (or the commercial paper of such bank’s holding company) has a rating of “P-2” (or higher) according to Moody’s, “A-2” (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency (any such bank, an “Approved Bank”), in each case with maturities of not more than one (1) year from the date of acquisition thereof;
(d)    commercial paper with a rating, or issued by a Person with a rating, at the time of the acquisition thereof, of “P-2” (or higher) according to Moody’s, or “A-2” (or higher) according to S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;
(e)    Master demand notes and fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (b) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer;
(f)    bills of exchange issued in the U.S. or Approved Member State for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);
(g)    solely with respect to any Subsidiary that is a Non-U.S. Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (f) customarily utilized in countries in which such Non-U.S. Subsidiary operates for short term cash management purposes;
(h)    (i) British pounds sterling, Euro, or any national currency of any member state of the European Union; or (ii) any other foreign currency held by the Issuer or any Guarantor or any of their respective Subsidiaries in the ordinary course of business (notwithstanding the foregoing, cash equivalents shall include amounts denominated in currencies other than set forth in this clause; provided that such amounts are converted into currencies listed in this clause within ten (10) Business Days following the receipt of such amounts;
(i)    repurchase or reverse repurchase agreements covering obligations of the type specified in clause (c) with a term of not more than 30 days with any Approved Bank; and
(j)    (i) shares of any money market or mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) through (i), above; and (ii) solely with respect to any Subsidiary that is a Non-U.S. Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (j)(i) customarily utilized in countries in which such Non-U.S. Subsidiary operates for short term cash management purposes.
In the case of Investments by any Non-U.S. Subsidiary or Investments made in a country outside of the United States, Cash Equivalents shall include (x) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which In-vestments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term in-vestments utilized by Non-U.S. Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (f) above and in this sentence.
“CFC” means a Non-U.S. Subsidiary of U.S. Holdings that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change in Tax Law” means the occurrence of either of the following:
(1)    any change in, or amendment to, the law (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, which change or amendment was publicly announced and became effective after the Issue Date (or, if the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Is-sue Date, after such later date); or
(2)    any change in, or amendment to, the official application, administration, or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change or amendment was publicly announced and became effective after the Issue Date (or, if the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, after such later date).

“Change of Control” means the occurrence of any of the following:
(a)    any “person” or “group” (within the meaning of the Exchange Act but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of Equity Interests representing more than fifty percent (50.0%) of the voting power of issued and outstanding shares of the Parent’s Voting Equity Interests (determined on a fully diluted basis);
(b)    except for Transactions permitted under the provisions described in Section 5.01 in which Holdings or the Issuer mergers, consolidates or Transfers all or substantially all of its assets to Parent, Parent ceases to own, directly or indirectly, 100% of the voting power of the Voting Equity Interests of Holdings or the Issuer; or
(c)    any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any Transfer to Holdings or one or more Subsidiaries of Holdings;
provided, however, that in no event shall the Reorganization Transactions constitute a “Change of Control” for any purpose under this Indenture, the Notes, the Note Guarantees or any of the Collateral Documents.
Notwithstanding anything to the contrary in this definition or any provision of the Ex-change Act, (x) a person or group shall be deemed not to own Equity Interests subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the con-summation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement, (y) a person or group will be deemed not to own the Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns Voting Equity Interests (or related contractual rights) representing fifty percent (50.0%) or more of the voting power of the outstanding Voting Equity Interests of such Person’s parent and (z) a passive holding company or special purpose acquisition vehicle or a Subsidiary thereof shall not be considered a “person” and instead the ultimate equityholders of such passive holding company or special purpose acquisition vehicle shall be considered for purposes of the foregoing.
“Change of Control Offer” has the meaning set forth in Section 4.08(a).
“Change of Control Payment” has the meaning set forth in Section 4.08(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.08(b).
“Collateral” has the meaning set forth in the Pledge Agreement.
“Collateral Agent” has the meaning set forth in the preamble.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.
“Collateral Documents” means, collectively, the Pledge Agreement, any supplement to the foregoing delivered to the Collateral Agent pursuant to this Indenture, the Notes, the Note Guarantees or any Collateral Document, each of the other instruments and documents pursuant to which any the Issuer or any Guarantor grants a Security Interest in favor of the Collateral Agent, for the benefit of itself, the Holders of the Notes and the Trustee, on any Collateral as security for payment of the Notes Obligations, including, after the execution and delivery thereof, each Additional Collateral Document.
“Collateral Document Order” has the meaning specified in Section 10.06(h).
“Collateral Release Event” shall occur on the first date when (A) (1) the Corporate Rating is at least an Investment Grade Rating from at least two Rating Agencies, (2) the Senior Secured Credit Agreement does not constitute or substantially concurrently there-with shall cease to constitute Equally and Ratably Secured Indebtedness and (3) there is no other Equally and Ratably Secured Indebtedness outstanding in an aggregate principal amount in excess of $500.0 million (or, all such Equally and Ratably Secured Indebtedness outstanding on such date in excess of $500.0 million shall cease to constitute Equally and Ratably Se-cured Indebtedness substantially concurrently with the release of the Security Interests on the Collateral securing the Notes and the Note Guarantees), and (B) the Issuer has delivered an officer’s certificate to the Trustee and the Collateral Agent certifying that the condition set forth in clause (A) above is satisfied.
“Consolidated Adjusted EBITDA” means, for any period, for the Consolidated Group:
(1)    the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:
(a)    Consolidated Net Income;
(b)    Consolidated Interest Expense;
(c)    Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses);

(d)    Consolidated Depreciation and Amortization Expense;
(e)    Consolidated Non-cash Charges; and
(f)    to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income (other than in respect of clause (vii)), the sum of the following amounts for such period:
(i)    extraordinary, unusual or non-recurring charges, expenses or losses,
(ii)    the Transactions Costs (other than, for the avoidance of doubt, the Merger Cash Consideration),
(iii)    any fee, charge, expense, cost, accrual or reserve of any kind incurred in connection with any transaction (excluding any ordinary operating fee, charge, expense, cost, accrual or reserve of any kind) (in each case, regardless of whether consummated), whether or not permitted under this Indenture, including any issuance and/or incurrence of Indebtedness and/or any issuance and/or offering of equity interest (including, in each case, by the Parent), any investment (including any In-vestment), any “Restricted Payment” as defined in the Senior Secured Credit Agreement, any acquisition, any disposition (including any “Disposition” as defined in the Senior Secured Credit Agreement), any recapitalization, any merger, consolidation or amalgamation, any option buyout, or any repayment, redemption, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction or any Reorganization Transaction,
(iv)    severance and signing bonuses, stock options and other equity based compensation expenses, management fees and expenses, including, without limitation, integration costs, transition costs, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring intellectual property development after the Credit Facilities Effective Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems designed and implementation costs), project start-up costs and other restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Credit Facilities Effective Date and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) and any costs (other than AICF Payments or costs otherwise associated with the AFFA) associated with or payment of any actual or prospective legal settlement, fine, judgment or order,

(v)    management, monitoring, consulting and advisory fees (including transaction and termination fees) and related expenses and indemnities paid or ac- crued,
(vi)    charges, expenses and costs relating to compliance with the provisions of the Securities Act and the Exchange Act (and in each case, any similar Law under any other applicable jurisdiction), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, compensation, fees and expense reimbursement, charges, expenses and costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing,
(vii)    “run-rate” cost savings, operating expense reductions, other operating improvements (excluding revenue improvements) and synergies (excluding revenue synergies) related to mergers and other business combinations, acquisitions and other investments (including acquisitions and investments occurring prior to the Credit Facilities Effective Date), divestitures and other dispositions (including the termination or discontinuance of activities constituting a business), restructurings, operational changes, strategic initiatives, cost-savings initiatives, operational improvements, entry into new markets, reductions in force and other similar initiatives and actions and any other transactions actually achieved or that are reasonably identifiable and factually supportable and projected by the Borrower Agent or Holdings in good faith to be realizable within twenty four (24) months (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) no cost savings, operating expense reductions, operating improvements or synergies shall be added back pursuant to this clause (vii) to the extent duplicative of any expenses, charges or other items otherwise added back to Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, for such period and (y) the aggregate amount added to or included in Consolidated Adjusted EBITDA pursuant to clauses (f)(iii) through (f)(vii) shall not, for any Test Period, exceed an amount equal to 30% of Consolidated Adjusted EBITDA for such Test Period, calculated after giving effect to any such add-backs or inclusion, and
(viii)    other adjustments, exclusions and add-backs consistent with those permitted to be added back pursuant to clause (1)(f)(viii) of the definition of “Consolidated Adjusted EBITDA” set forth in the Senior Secured Credit Agreement as in effect on the Issue Date (such adjustments, exclusions and add-backs described in the foregoing clauses (f)(i) through (f)(viii), collectively, the “Specified Adjustments”); less
(2)    non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges and (c) extraordinary, unusual or non-recurring cash gains;
provided, that the calculation of Consolidated Adjusted EBITDA shall exclude any Excluded Amounts to the extent such exclusion is not already reflected in the component definitions of the calculation of Consolidated Adjusted EBITDA. In addition:
(1)    there shall be included in determining Consolidated Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property business or asset, acquired by any member of the Consolidated Group during such period (other than any Credit Facilities Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, or pursuant to a transaction consummated prior to the Credit Facilities Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Credit Facilities Unrestricted Subsidiary that is converted in-to a Credit Facilities Restricted Subsidiary during such period (each, a “Converted Credit Facilities Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and
(2)    there shall be excluded in determining Consolidated Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of by any member of the Consolidated Group to the extent not subsequently reacquired, in each case, during such period (each such Person (other than a Credit Facilities Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Subsidiary that is converted into a Credit Facilities Unrestricted Subsidiary during such period (each, a “Converted Credit Facilities Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Credit Facilities Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such disposition) deter-mined on a historical pro forma basis.
“Consolidated Depreciation and Amortization Expense” means with respect to the Consolidated Group for any period, the total amount of depreciation and amortization ex-

pense, including amortization of deferred financing fees, goodwill and other intangible assets, of the Consolidated Group for such period on a consolidated basis and otherwise in accordance with GAAP.
“Consolidated Group” means Holdings and its Subsidiaries; provided that the Consolidated Group shall exclude, for the avoidance of doubt, (a) any Credit Facilities Unrestricted Subsidiary and (b) any Excluded Entity.
“Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income, franchise, excise, value added and similar taxes based on income, profit, revenue or capital (including any interest and penalties related thereto) of the Consolidated Group for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to the Consolidated Group, for any period, the interest expense of the Consolidated Group for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate-related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write-offs associated with the amendment and restatement or repayment of Indebtedness and excluding, to the extent other-wise included therein, any Excluded Amounts).
“Consolidated Net Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness consisting of third party indebtedness for borrowed money, and third party obligations evidenced by promissory notes or similar instruments (less any unrestricted cash and cash equivalents to the extent not constituting either Excluded Amounts or proceeds of any Excluded Debt) of the Consolidated Group, in each case, out-standing on such date and determined on a consolidated basis in accordance with GAAP. Notwithstanding anything to the contrary herein, the term “Consolidated Net Debt” shall not include (i) any Pre-Funded Acquisition Debt until the date the relevant Material Acquisition is consummated (at which time the proceeds thereof shall cease to be Pre-Funded Acquisition Debt), (ii) Escrowed Debt, (iii) Mandatory Redemption Debt, or (iv) that portion of any Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of such Indebtedness (collectively, the “Excluded Debt”).
“Consolidated Net Income” means, for any period, the consolidated Net In-come (or loss) of the Consolidated Group for such period as determined in accordance with GAAP. Consolidated Net Income for such period of any Credit Facilities Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by such Credit Facilities Unrestricted Subsidiary to a Consolidated Group member in respect of such period.
“Consolidated Net Secured Debt” means, at any date of determination, the Indebtedness described (and subject to the limitations included) in the definition of “Consolidated Net Debt” outstanding on such date that is secured by a Security Interest on assets of any member of the Consolidated Group.
“Consolidated Non-cash Charges” means, with respect to the Consolidated Group for any period, the aggregate non-cash expenses of the Consolidated Group and its Subsidiaries (including without limitation any minority interest) reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Consolidated Group and that is attributable to assets of the Consolidated Group at such date or, for the period prior to the time any such statements are so delivered provided, that the calculation of Consolidated Total Assets shall exclude, to the extent otherwise included therein, any Excluded Amounts.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Converted Credit Facilities Restricted Subsidiary” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA.”
“Converted Credit Facilities Unrestricted Subsidiary” has the meaning specified in the definition of the term “Consolidated Adjusted EBITDA.” “Corporate Rating” means, at any time, the public corporate credit rating or public corporate family rating, as applicable, of the Issuer or Holdings, as applicable, assigned by the Rating Agencies at such time. If any rating established or deemed to have been established by any Rating Agency or another applicable rating agency shall be changed, other than as a result of a change in the rating system of such Rating Agency or such other rating agency, such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of any Rating Agency or another applicable rating agency shall change, the Issuer and the Collateral Agent (with the consent of the Holders of a majority of the Notes) may amend the definition of “Collateral Release Event” to reflect such changed rating system or the non-availability of ratings from such Rating Agency or such other rating agency and, pending the effectiveness of any such amendment, the Corporate Rating shall be determined by reference to the rating most recently in effect from such Rating Agency or such other rating agency prior to such change.
“Corporate Trust Office” means the designated office of the Trustee at which any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Covenant Defeasance” has the meaning set forth in Section 9.03.
“Credit Agreement Obligations” means the Obligations under and as defined in the Senior Secured Credit Agreement.
“Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement), commercial paper facilities, note purchase agreements or indentures providing for the sale of debt securities, in each case with banks, trustees or other lenders, note holders or investors providing for revolving credit loans, term loans, letters of credit or debt securities (including, without limitation, additional debt securities permitted under any such note purchase agreement or indenture), in each case as any such agreement may be amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Holdings or Subsidiaries of Holdings as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement and whether by the same or any other agent, trustee, lender, investor, note holder or group of lenders, investors or note holders or other creditor or group of creditors.
“Credit Facilities Effective Date” means May 30, 2025.
“Credit Facilities Unrestricted Subsidiary” means any Subsidiary of Holdings that has been designated as an “Unrestricted Subsidiary” under the Senior Secured Credit Agreement; each other Subsidiary of Holdings not so designated a “Credit Facilities Restricted Subsidiary”.
“Credit Facility Collateral Agent” means the collateral agent under the Senior Secured Credit Agreement.

“Credit Facility Collateral Documents” means the “Pledge Agreement” (as de-fined in the Senior Secured Credit Agreement), each of the other “Collateral Documents” and “Additional Collateral Documents” (each term as defined in the Senior Secured Credit Agreement) and each other agreement entered into in favor of the Credit Facility Collateral Agent for the purpose of securing any Credit Agreement Obligations.
“Credit Facility Documents” means all agreements, documents and instruments relating to the Senior Secured Credit Agreement at any time executed and/or delivered by the Issuer or any Guarantor or any other Person to, with or in favor of any Credit Facility Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may here-after be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Credit Agreement Obligations).
“Credit Facility Secured Parties” means the “Guaranteed Parties” as defined in the Senior Secured Credit Agreement.
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Deposit Date” has the meaning specified in Section 11.01(b).
“Depository” means, with respect to the Global Notes, The Depository Trust Company or another Person designated as depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.
“Depository Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.
“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Credit Facilities Unrestricted Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA of such Sold Entity or Business or Converted Credit Facilities Unrestricted Subsidiary (determined as if references to the Consolidated Group in the definition of the term “Consolidated Adjusted EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Credit Facilities Unrestricted Subsidiary and its Subsidiaries), all as deter-mined on a consolidated basis for such Sold Entity or Business.
“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeema-

ble (other than for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, on or prior to the date which is ninety one (91) days after the final maturity date of the Notes of the applicable series out-standing at the time of the incurrence or issuance thereof (measured at the time of the incurrence or issuance thereof) (except as a result of a change of control, asset sale or other requirement to make a customary offer to repurchase upon a “fundamental change” (or similar event) that is customary at the time of incurrence or issuance, in each case so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or fundamental change event shall be subject to the prior repayment in full of the Notes Obligations that are accrued and payable, (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (i) any Equity Interests that would constitute Disqualified Equity Interests, in each case at any time on or prior to the date which is ninety one (91) days after the final maturity date of the Notes in effect at the time of the incurrence or issuance thereof (measured at the time of the incurrence or issuance thereof) (except in the case of this clause (b) as a result of a change of control, asset sale or other requirement to make a customary offer to repurchase upon a “fundamental change” (or similar event) that is customary at the time of incurrence or issuance, in each case so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or fundamental change event shall be subject to the prior repayment in full of the Notes Obligations that are accrued and payable, or (c) provides for the scheduled payments of dividends in cash or Cash Equivalents on or prior to the date which is ninety one (91) days after the final maturity date of the Notes in effect at the time of the incurrence or issuance thereof (measured at the time of the incurrence or issuance thereof); provided, however, that (x) any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer to redeem or purchase such Equity Interests upon the occurrence of a change of control or a “Disposition” as defined in the Senior Secured Credit Agreement (or similar event, however denominated) shall not constitute Disqualified Equity Interests so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event (or such similar event) do not become operative until after the final maturity date of the Notes, and (y) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, incapacity, death or disability.”

“Equal Priority Intercreditor Agreement” means the equal priority intercreditor agreement, to be dated as of the Escrow Release Date in substantially the form of Exhibit J hereto, by and among the Collateral Agent and the Credit Facility Collateral Agent.

“Equally and Ratably Secured Indebtedness” means, as of any time of determination, all Specified Indebtedness of Holdings or a Subsidiary of Holdings that is, at such time of determination, secured by any Permitted Security Interest on Collateral on an equal and ratable basis with the Notes Obligations. As of the Issue Date, Indebtedness outstanding under the Senior Secured Credit Agreement shall constitute Equally and Ratably Secured Indebtedness.
“Equity Interests” with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, member-ship interests or other equivalent ownership interests and any rights, warrants or options ex-changeable for or convertible into such capital stock or other ownership interests; provided that “Equity Interests” shall not include any instrument evidencing Indebtedness which is convertible or exchangeable into Equity Interests.
“Equity Offering” means a public or private sale or issuance for cash of common stock of Holdings (or any direct or indirect parent company of Holdings to the extent the net cash proceeds therefrom are contributed to Holdings), other than (i) public offerings with respect to common stock of Holdings (or such parent) registered on Form F-4, Form S-4 or Form S-8 or (ii) any sale to any Subsidiary of Holdings.
“Escrow Account” means a segregated account, under the sole control of the Trustee, that includes only cash and Cash Equivalents, the proceeds thereof and interest earned thereon, free from all Security Interests other than the Security Interest in favor of the Trustee for the benefit of itself, the Collateral Agent and the Holders of the Notes.
“Escrow Agent” has the meaning specified in Section 11.01(a).
“Escrow Agreement” has the meaning specified in Section 11.01(a).
“Escrowed Debt” means proceeds of any debt securities, loans, letters of credit or other similar Indebtedness incurred by Parent or a Subsidiary thereof which (x) are deposited into or otherwise credited to a segregated deposit account maintained by a Person that is not an Affiliate of the Parent (which account may be subject to a Security Interest in favor of such unaffiliated Person), (y) are subject to release from such account pursuant to an escrow or similar arrangement entered into in connection with the incurrence of such Indebtedness and the transaction(s) giving rise to the incurrence of such Indebtedness, and (z) will be used to repay (or in the case of letters of credit, cash collateralize) such Indebtedness in its entirety if the transaction(s) giving rise to such incurrence is/are not consummated.
“Escrowed Property” has the meaning set forth in Section 11.01(a).
“Escrow Release” has the meaning specified in Section 11.01(e).

“Escrow Release Conditions” has the meaning specified in Section 11.01(e).
“Escrow Release Date” has the meaning specified in Section 11.01(e).
“Event of Default” has the meaning set forth in Section 6.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Excluded Amounts” means with respect to any Person and its Subsidiaries, without duplication, the total amount of (i) asbestos-related liabilities, assets, income, gains, losses and charges, other than AICF Payments, (ii) AICF selling, general & administrative expenses, (iii) ASIC-related expenses, recoveries and asset impairments and (iv) New Zealand product liability expenses incurred by such Persons for such period on a consolidated basis and otherwise in accordance with GAAP.
“Excluded Assets” means, collectively, (a) Margin Stock, (b) any Equity Interests of any Excluded Subsidiary, (c) any Equity Interests subject to a purchase money security interest, capital lease obligation, or similar arrangement permitted hereunder, in each case, to the extent the grant of a security interest therein would violate or invalidate, or render unenforceable any such purchase money, capital lease or similar arrangement or would create a termination right in favor of any other party thereto (other than Holdings or any of its Con-trolled Affiliates), in each case after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Laws, (d) any Equity Interests acquired by Holdings or any of its Subsidiaries after the Escrow Release Date (including property acquired through acquisition or merger of another entity) to the extent, at the time of such acquisition, the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation of such acquisition) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge (excluding any prohibition or restriction that is ineffective under the UCC or other applicable law), (e) any property for which the Administrative Agent and the Issuer have determined in writing, in their reasonable judgment, that the cost or burden (including, without limitation, regulatory burdens) of creating or perfecting such pledges or security interests therein are likely to be excessive in light of the benefits to be obtained therefrom by the Holders of the Notes, (f) any Equity Interests, if the pledge thereof or the security interest therein is prohibited or restricted by applicable Law (including rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental or third party consent, approval, license or authorization (that has not been obtained) in each case after giving effect to the applicable anti-assignment provisions of the UCC or other applicable laws, (g) the Voting Equity Interests of any Non-U.S. Subsidiary that is a CFC or of any FSHCO in excess of sixty-five percent (65.0%) of the issued and outstanding Voting Equity Interests of each such CFC or FSHCO, and (h) the Equity Interests of any Subsidiary solely to the extent that the pledge of such Equity Interests pursuant to the Collateral Documents would require the Parent to file separate consolidated financial statements for such Subsidiary with the SEC (or other applicable Governmental Authority) pursuant to applicable securities law; provided that, notwithstanding anything to the contrary in the foregoing, “Excluded Assets” shall not include, and the Collateral shall include, and the security interest granted in the Collateral shall attach to (i) all proceeds, substitutions or replacements of any such excluded items referred to in clauses (a) through (h) above, unless such proceeds, substitutions or replacements would constitute any of such excluded items and (ii) on the Escrow Release Date, all “Initial Pledged Equity Interests” (as defined in the Pledge Agreement).
“Excluded Debt” has the meaning set forth in clause (iv) of the definition of “Consolidated Net Debt.”
“Excluded Entities” means AICF (and Asbestos Injuries Compensation Fund Limited in its personal capacity) and each of the following entities: (i) Amaba Pty Limited (ACN 000 387 342), (ii) Amaca Pty Limited (ACN 000 035 512), (iii) ABN 60 Pty Limited (ACN 000 009 263), and (iv) Marlew Mining Pty Limited (formerly known as Asbestos Mines Pty Limited) (ACN 000 049 650).
“Excluded Subsidiary” means (a) any Person that is not a Wholly Owned Subsidiary of Holdings, (b) [reserved], (c) any Receivables Entity, (d) any Immaterial Subsidiary, (e) any Excluded Entity, (f) any Non-U.S. Subsidiary, (g) each Subsidiary that is prohibited from Guaranteeing or granting Security Interests to secure the Notes by any law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Security Interests to secure the Notes (unless such consent, approval, license or authorization has been received), (h) each Subsidiary that is prohibited by any applicable Contractual Obligation binding on such Subsidiary on the Issue Date (or, if later, the date such Subsidiary was acquired by the Issuer or any Guarantor to the extent not entered into in contemplation of such acquisition), (i) any Subsidiary that is (x) a FSHCO or (y) that is a U.S. Subsidiary of a CFC, (j) any other Subsidiary with respect to which the Issuer reasonably determines in consultation with the administrative agent under the Senior Secured Credit Agreement that the cost or other consequences (including, without limitation, Tax consequences) of providing a Guarantee of or granting Security Interests to secure the Notes are likely to be excessive in relation to the value to be afforded thereby, (k) any Insurance Subsidiary, (l) broker-dealer subsidiary, (m) not-for-profit subsidiary and (n) special purpose entity.
“Exclusion Principles” means, collectively, the limitations, prohibitions, restrictions and exceptions (including, without limitation, the time periods (and extensions thereof), as applicable) contained in (x) if the Senior Secured Credit Agreement is in effect, the definition of Collateral and Guarantee Requirement (as defined in the Senior Secured Credit Agreement), the last paragraph of Section 6.12 of the Senior Secured Credit Agreement and any other applicable further limitation or exception (including, without limitation, the time periods (and extensions thereof)) set forth herein or in any other Credit Facility Document, and (y) thereafter, provisions described in Section 10.02 and, other provisions correla-

tive to those described and referred to in clause (x) of this definition, to be set forth in this In-denture, the Notes, the Note Guarantees and the Collateral Documents.
“First Lien Documents” means any Credit Facility Documents, this Indenture, the Notes, the Collateral Documents, the First Lien Security Documents and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of the Equal Priority Intercreditor Agreement.
“First Lien Obligations” means, collectively (i) the Credit Agreement Obliga- tions, (ii) the Notes Obligations and (iii) each other series of Additional First Lien Obliga- tions.
“First Lien Security Documents” means, collectively, (i) the Credit Facility Collateral Documents, (ii) the Collateral Documents and (iii) the Additional First Lien Security Documents.
“Fiscal Year” means the fiscal year of the Parent, which at the date hereof ends on March 31.
“FSHCO” means any Subsidiary that owns no material assets (directly or through subsidiaries) other than the Equity Interests (or Equity Interests and indebtedness) of one or more Non-U.S. Subsidiaries of the Parent that are CFCs.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time; provided that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on the Issue Date shall not be reclassified as Capitalized Leases and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP. At any time after the Issue Date, Holdings may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided further, any calculation or de-termination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’ election to apply IFRS shall remain as previously cal-

culated or determined in accordance with GAAP. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiar- ies.
“Global Note Legend” means the legend substantially in the form set forth in Exhibit D.
“Global Notes” has the meaning set forth in Section 2.16(a).
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.
“Guarantor” means (and shall include, for the avoidance of doubt, any successor Person):
(1)    each of (i) Holdings, (ii) James Hardie International Finance Designated Activity Company, (iii) James Hardie Building Products Inc., and (iv) James Hardie US Holdings Limited; and
(2)    each Subsidiary that executes and delivers a Note Guarantee pursuant to Section 4.12; and
(3)    each Subsidiary that otherwise executes and delivers a Note Guarantee, in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.
“IFRS” has the meaning specified in the definition of “GAAP.”
“Hedging Obligations” of any Person means the obligations of such Person under any Swap Contract.
“Holder” or “Noteholder” means any registered holder, from time to time, of any Notes.

“Holdings” means James Hardie International Group Limited, a private limited company duly incorporated under the laws of Ireland, or its Replacement Entity.
“Immaterial Subsidiary” means any direct or indirect Subsidiary of Holdings to the extent (i) the Consolidated Total Assets of such Subsidiary were less than 7.5% of Consolidated Group’s Consolidated Total Assets as of the last day of the Test Period most recently ended, (ii) the Consolidated Adjusted EBITDA attributable to such Subsidiary was less than 7.5% of the Consolidated Adjusted EBITDA for the Test Period most recently ended, (iii) the Consolidated Total Assets of such Subsidiary, when combined with the Consolidated Total Assets of all other Immaterial Subsidiaries, were less than 15.0% of Consolidated Group’s Consolidated Total Assets as of the last day of the Test Period most recently ended, and (iv) the Consolidated Adjusted EBITDA attributable to such Subsidiary, when combined with the Consolidated Adjusted EBITDA attributable to all other Immaterial Subsidiaries, was less than 15.0% of the Consolidated Adjusted EBITDA for the Test Period most recently ended.
“Indebtedness” of any Person at any date means, without duplication:
(a)    all liabilities, contingent or otherwise, of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c)    all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(d)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (x) trade payables and accrued expenses incurred by such Person in the ordinary course of business, (y) deferred compensation arrangements and customary obligations under employment agreements and (z) obligations to pay a contingent purchase price as long as such obligation remains contingent;
(e)    the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person (but excluding any accrued but unpaid dividends) to the extent required by GAAP to be accounted for as indebtedness;
(f)    all Capitalized Lease Obligations of such Person;
(g)    all Indebtedness of others secured by a Security Interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(h)    all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of (i) the Consolidated Group that is guar-

anteed by any Consolidated Group member shall only be counted once in the calculation of the amount of Indebtedness of the Consolidated Group on a consolidated basis and (ii) Holdings or the Subsidiaries that is guaranteed by Holdings or a Subsidiary shall only be counted once in the calculation of the amount of Indebtedness of Holdings and the Subsidiaries on a consolidated basis; and
(i)    all Obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (h), the lesser of (a) the fair market value (as determined in good faith by Holdings) of any asset subject to a security interest securing the Indebtedness of others on the date that the security interest attaches and (b) the amount of the Indebtedness secured. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were re-deemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture. Notwithstanding anything herein to the contrary, (i) the obligations and liabilities in respect to AICF Payments do not constitute Indebtedness, (ii) no obligation under any Reorganization Agreement shall constitute Indebtedness, (iii) any Sale and Leaseback Transactions shall not constitute Indebtedness to the extent the lease or sublease thereunder is not required to be recorded under GAAP as a Capitalized Lease Obligation and (iv) contingent post-closing purchase price adjustments, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled shall not, in each case, constitute Indebtedness.

“Indenture” means this Indenture, as amended, restated or supplemented from time to time.
“Initial 2031 Notes” means the $700,000,000 aggregate principal amount of 5.875% Senior Secured Notes due 2031 issued by the Issuer pursuant to this Indenture on the date hereof.
“Initial 2032 Notes” means the $1,000,000,000 aggregate principal amount of 6.125% Senior Secured Notes due 2032 issued by the Issuer pursuant to this Indenture on the date hereof.
“Initial Collateral Effective Time” means the time upon which the Escrow Re-lease Conditions are satisfied.
“Initial Guarantors” means, collectively, the entities referred to clause (1) of the definition of “Guarantors”, and, each, an “Initial Guarantor”.
“Initial Purchasers” means BofA Securities, Inc., Jefferies LLC, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc. and SMBC Nikko Securities America, Inc.
“Insurance Subsidiary” means (a) James Hardie Insurance Ltd, a company incorporated in Guernsey and (b) any Subsidiary of the Parent that is subject to regulation as an insurance company or reinsurance company (or any Subsidiary thereof).
“interest” means interest payable with respect to the Notes.
“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.
“Investment Grade Rating” means (a) in the case of Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (b) in the case of S&P and Fitch, a rating equal to or higher than BBB- (or the equivalent), and (c) if the applicable instrument is not then rated by any Rating Agency, an equivalent rating to any of the foregoing by any other nationally-recognized rating agency.
“Investments” means, with respect to any Person, all investments by such Per-son in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and any prepayments and other credits to suppliers made in the ordinary course of business), Acquisitions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person. The amount of any Investment by any Person on any date of determination shall be the sum of the value of the gross assets transferred to or acquired by such Person (including the amount of any liability assumed in connection with such transfer or acquisition by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus the cost of all additions thereto, without any adjustments for in-creases or decreases in value, or write-ups, write-downs or write-offs with respect to such In-vestment, minus the amount of all returns of principal or capital thereon, dividends thereon, interest thereon and other returns on investment thereon or liabilities expressly assumed by another Person (other than Holdings or its Subsidiaries) in connection with the sale of such Investment. Whenever the term “outstanding” is used in this Indenture, the Notes, the Note Guarantees or any Collateral Document with reference to an Investment, it shall take into ac-count the matters referred to in the preceding sentence.
“Issue Date” means June 17, 2025.
“Issuer” means JH North America Holdings Inc. or any successor obligor to its Obligations under this Indenture and the Notes pursuant to Section 5.01.
“LCT Election” has the meaning specified in Section 1.03.
“LCT Test Date” has the meaning specified in Section 1.03.
“Legal Defeasance” has the meaning set forth in Section 9.02.
“Limited Condition Transaction” means any transaction, including the creation of a Security Interest, that is not subject to or conditioned on obtaining financing.
“Losses” has the meaning specified in Section 7.07.
“Make-Whole Premium” means:
(i) with respect to a 2031 Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (x) the present value of the sum of the principal amount and premium that would be payable on such Note on July 31, 2027 and all remaining interest payments to and including July 31, 2027 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from July 31, 2027 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate plus 50 basis points, over (y) the outstanding principal amount of such Note; and

(ii) with respect to a 2032 Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (x) the present value of the sum of the principal amount and premium that would be payable on such Note on July 31, 2028 and all remaining interest payments to and including July 31, 2028 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from July 31, 2028 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate plus 50 basis points, over (y) the outstanding principal amount of such Note.
The Trustee shall have no obligation to calculate or verify the Issuer’s calculation of the Make-Whole Premium.
“Make-Whole Redemption Date” with respect to a redemption of Notes of any series at the Make-Whole Premium, means the date such redemption is effectuated.
“Mandatory Redemption Debt” means proceeds of any debt securities, loans, letters of credit or other similar Indebtedness incurred by the Parent or a Subsidiary thereof for the purpose of financing a transaction (including any refinancing) permitted by this Indenture and which proceeds are required to be applied to repay (or, in the case of letters of credit, cash collateralize) such Indebtedness in its entirety if the transaction(s) giving rise to such incurrence is/are not consummated; provided that such proceeds shall cease to be Mandatory Redemption Debt upon consummation of such transaction with use of such proceeds or on the date that is sixty (60) days after the date on which (x) the applicable transaction was scheduled to be consummated and was not consummated by such date (to the extent such transaction is not evidenced by a written agreement (such as a share repurchase)) or (y) the agreement evidencing such transaction actually terminates.
“Margin Stock” has the meaning specified in Regulation U issued by the Board of Governors of the Federal Reserve System of the United States.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse effect on the business, properties, liabilities (actual or contingent), or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Issuer and the Guarantors (taken as a whole) to perform their obligations under any Notes Document to which they are a party; or (c) a material adverse effect on the legality, validity, binding effect or enforceability against the Issuer and the Guarantors of any Notes Document to which they are a party.
“Material Acquisition” means any acquisition in respect of which acquisition consideration is equal to or exceeds $250,000,000 in the aggregate.

“Material Subsidiary” means any direct or indirect Subsidiary of Holdings that is not an Immaterial Subsidiary.
“Material U.S. Subsidiary” means any Material Subsidiary that is also a U.S. Subsidiary.
“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.
“Merger” means the merger of Merger Sub with and into the Target pursuant to the Merger Agreement, with the Target continuing as the surviving corporation and a whol- ly-owned subsidiary of the Issuer.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 23, 2025, by and among the Parent, Merger Sub and the Target, as amended, re-stated, supplemented or otherwise modified from time to time, and together with all exhibits, schedules and disclosure letters thereto.
“Merger Cash Consideration” means the cash consideration required to effectuate the Merger.
“Merger Closing Date” means the Merger Closing Date under and as defined in the Senior Secured Credit Agreement.
“Merger Closing Date Transactions Costs” means, collectively, fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Parent, the Issuer, any of the Guarantors and any of their respective Subsidiaries in connection with the Merger Closing Date Transactions and the transactions contemplated thereby, and each Credit Extension (as defined in the Senior Secured Credit Agreement) made on and after the Merger Closing Date.
“Merger Closing Date Transactions” means, collectively, (a) the Existing Target Credit Agreement Refinancing (as defined in the Senior Secured Credit Agreement), (b) the issuance of the Notes and the execution and delivery of this Indenture to be entered into on or before the Merger Closing Date, (c) the funding of the Initial Loans (as defined in the Senior Secured Credit Agreement) on the Merger Closing Date, (d) the consummation of the Merger and the other transactions contemplated by the Merger Agreement and (e) the payment of the Merger Closing Date Transactions Costs.
“Merger Sub” means Juno Merger Sub Inc., a Delaware corporation and a direct or indirect wholly-owned subsidiary of the Issuer.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Income” means, for any period, the consolidated net income (or loss) of any Person and its applicable consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:
(1)    all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto);
(2)    the portion of net income of any Persons allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Persons;
(3)    gains or losses in respect of any sales of capital stock or asset sales outside the ordinary course of business (including in a Sale and Leaseback Transaction) by such Person;
(4)    any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
(5)    any fees, expenses and other costs incurred or paid (and write offs recorded) in connection with this Indenture or other Indebtedness;
(6)    nonrecurring or unusual gains or losses;
(7)    the net after tax effects of adjustments in the inventory, property and equipment, goodwill and intangible assets line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase ac-counting or the amortization or write off of any amounts thereof;
(8)    any fees and expenses incurred (and write offs recorded) during such period, or any amortization thereof for such period, in connection with any acquisition, in-vestment, asset sale, issuance or repayment or amendment or restatement of indebtedness, issuance of stock, stock options or other equity based awards, refinancing trans-action or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed);
(9)    any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss);
(10)    any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity based awards;

(11)    any expenses or charges (including any break costs, redemption premium, make whole payments, liquidated damages or other penalties) related to any offering of Equity Interests or Indebtedness, “Disposition” as defined in the Senior Secured Credit Agreement, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including an exchange or refinancing thereof or amendment or modification of any debt instrument or issuance of stock) (whether or not successful);
(12)    any non-cash impairment, restructuring or special charge or asset write off or write down, and the amortization or write off of intangibles;
(13)    Excluded Amounts; and
(14)    any swap break or reset costs incurred and paid as part of any termination of any Hedging Obligations.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Non-U.S. Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.
“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s Obligations under this Indenture and the Notes, pursuant to the provisions of this Indenture.
“Notes” means the 2031 Notes and the 2032 Notes issued by the Issuer pursuant to this Indenture. The Notes of each series issued on the Issue Date and any Additional Notes of the same series issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, with respect to voting, and unless the context otherwise requires, all references to the Notes of a particular series shall include the Notes of such series issued on the Issue Date and any Additional Notes of such series. Each of the 2031 Notes and the 2032 Notes shall be separate series of Notes for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.
“Notes Documents” means this Indenture, the Notes, the Note Guarantees and the Collateral Documents.
“Notes Obligations” means Obligations in respect of the Notes, this Indenture and the Collateral Documents, including, for the avoidance of doubt, Obligations in respect of Note Guarantees (including all interest, fees, expenses and other amounts accruing during the pendency of any bankruptcy, insolvency, receivership or other similar case or proceeding, regardless of whether allowed or allowable in such case or proceeding).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees, expenses and other amounts accruing during the pendency of any bankruptcy, insolvency, receivership or other similar case or proceeding, regardless of whether allowed or allowable in such case or proceeding).
“Offering Memorandum” means the Offering Memorandum of the Issuer, dated June 3, 2025, relating to the offering of the Notes on the Issue Date.
“Officer’s Certificate” means a certificate signed by an Officer of Holdings or the Issuer, as the case may be.
“Officers” means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Senior Vice President, any Vice President of such Person or any other authorized officer or director of such Person.
“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to Holdings or any of its Subsidiaries, or other counsel, who is reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 13.05, if and to the extent required by the provisions thereof.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Parent” means James Hardie Industries plc, a public limited company duly in- corporated under the laws of Ireland, and, following any transaction involving a Permitted Person, shall instead mean such Permitted Person, as the case may be.
“Paying Agent” has the meaning set forth in Section 2.04.
“Payment Default” has the meaning set forth in Section 6.01.

“Performing Subsidiary” means any Subsidiary of the Parent primarily liable to make funding payments to AICF under the AFFA; it being understood that the Performing Subsidiary, as of the Issue Date, is James Hardie 117 Pty Limited.
“Permitted Acquisition” means any Acquisition by Holdings or any of its Credit Facilities Restricted Subsidiaries, so long as on the date of execution of the definitive agreement with respect to such Acquisition, no Event of Default shall then exist or would exist after giving effect thereto.
“Permitted Parent Transaction” means (i) any transaction or undertaking where the voting power of the Voting Equity Interests of the Parent immediately prior to such trans-action constitutes or is converted into or exchanged for a majority of the voting power of the Voting Equity Interests of a “person” or “group” (a “Permitted Person”) or (ii) any merger, amalgamation or consolidation of the Parent with or into any Permitted Person or Subsidiary of a Permitted Person, in each case, if immediately after consummation of such transaction no “person” or “group” is the beneficial owner (as defined in the definition of “Change of Control”), directly or indirectly, of more than fifty percent (50.0%) of the voting power of the Voting Equity Interests of such Permitted Person.
“Permitted Person” has the meaning specified in the definition of “Permitted Parent Transaction.”
“Permitted Real Property Security Interests” means (a) as to any particular real property at any time, such easements, encroachments, covenants, conditions, restrictions, reservations, rights of way, subdivisions, parcelizations, licenses, minor defects, irregularities, encumbrances on title (including leasehold title) or other similar charges or encumbrances which do not materially detract from the value of such real property for the purpose for which it is held by the owner thereof, (b) municipal and zoning ordinances and other land use or environmental regulations or restrictions, which are not violated in any material respect by the existing improvements and the present use made by the owner thereof of the premises, (c) general real estate Tax and assessments not yet due or as to which the grace period has not yet expired (not to exceed ninety (90) days) or the amount or validity of which are being contested in good faith by appropriate proceedings diligently pursued, if adequate provision for the payment of such Tax has been made on the books of such Person to the extent required by GAAP or, in the case of a Non-U.S. Subsidiary, generally accepted accounting principles in effect from time to time in its jurisdiction of organization, (d) any matters disclosed on any survey, aerial survey, ExpressMap or equivalent photographic depiction, and (e) such other items to which the Administrative Agent may consent in its reasonable discretion.
“Permitted Reorganization” means any transaction or undertaking in connection with internal reorganizations and or restructurings (including in connection with tax planning and corporate reorganizations), including any amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganiza-

tion, restructuring, consolidation, continuation, discontinuation, domestication, re-domestication, conversion or similar action (including, without limitation, pursuant to a dissolution, liquidation or winding up), in each case, involving the assets of (including, as applicable, Equity Interests in), the Parent and its Subsidiaries, including Investments and Transfers (of all or substantially all of the assets (including, as applicable, Equity Interests) (or any combination thereof)), including any steps in a reorganization plan adopted in good faith by the Board of Directors of the Parent, whether or not such steps occur before, concurrently with or after other steps in such plan, so long as, after giving effect thereto, (a) the Issuer and the Guarantors shall comply with the collateral and guarantee requirements described under the Sections 4.14 and 4.15 (in each case, as and within the time periods required thereby), and (b) the Security Interest of the Collateral Agent in the Collateral, taken as a whole, is not materially impaired (including by a material portion of the assets that constitute Collateral (taken as a whole) immediately prior to such Permitted Reorganization no longer constituting Collateral) as a result of such Permitted Reorganization.
“Permitted Security Interests” shall mean:
(1)    Security Interests created pursuant this Indenture, the Notes, the Note Guarantees, the Collateral Documents, the Escrow Agreement or otherwise securing the Notes Obligations (including any Escrowed Property, Escrow Account and any other Security Interest granted to the Escrow Agent, and Security Interests attaching to cash, Cash Equivalents, deposit accounts, securities accounts or trust accounts);
(2)    Security Interests created pursuant to or under the First Lien Documents, the First Lien Security Documents or otherwise securing the First Lien Obligations (including cash collateralization pursuant to the First Lien Documents and Security Interests created pursuant to any Additional Collateral Document, and any cash, Cash Equivalents, deposit accounts, securities accounts or trust accounts, in each case, subject to Security Interests securing obligations under any Pre-Funded Acquisition Debt (until the date the relevant Material Acquisition is consummated), any Es-crowed Debt or any Mandatory Redemption Debt);
(3)    Security Interests on any property (x) securing (i) Capitalized Lease Obligations and (ii) Indebtedness incurred or assumed for the purpose of financing (or financing all or part of the purchase price) all or any part of the design, acquisition, development, construction, installation, repair, improvement cost or the lease of such property (including Security Interests to which any property is subject at the time of acquisition thereof by the Parent or any of its Subsidiaries), provided that (A) in the case of clauses (i) and (ii), any such Security Interest does not extend to any other property (other than accessions and additions of such property, and products and proceeds of such property, and other than pursuant to customary cross-collateralization provisions with respect to other property of Holdings or any Subsidiary that also se-

cures Indebtedness owed to the same financing party or its Affiliates), (B) in the case of clause (ii), such Security Interest either exists on the Issue Date, on the date that the Person owning such property becomes a Subsidiary, or is created in connection with the design, acquisition, construction, development, installation, repair, lease or improvement of such property, or in connection with any extensions, renewals, refinancings, refundings and replacements of any such Indebtedness or Capitalized Lease Obligations; and (C) in the case of clauses (i) and (ii), the principal amount of the Indebtedness secured by any such Security Interest (or the principal amount of the Capitalized Lease Obligations with respect to any Capitalized Lease) does not exceed 100% of the fair market value of such assets at the time of incurrence of such Indebtedness (for the purpose of the calculation in this clause (C), including the fair market value of all of the assets subject to customary cross-collateralization provisions (measured at the time the Capitalized Lease in respect of such assets was originally incurred) that also secure Indebtedness owed to the same financing party or its Affiliates) and (y) acquired, constructed, developed or improved after the Issue Date by Holdings or a Subsidiary and created prior to or contemporaneously with, or within 180 days after such acquisition, construction, development or improvement;
(4)    Security Interests on property at the time of acquisition, which secure obligations assumed by Holdings or a Subsidiary, or on the property or on the out-standing shares or indebtedness of a Person at the time it becomes a Subsidiary or is merged, amalgamated or consolidated with or into Holdings or a Subsidiary, or on properties of a Person acquired by Holdings or a Subsidiary as an entirety or substantially as an entirety (plus any modifications, refinancing, refundings, renewals, re-placements and extensions of any such Security Interests);
(5)    Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by Holdings or any Subsidiary;
(6)    Security Interests to secure Obligations under Credit Facilities or other Indebtedness in an aggregate principal amount not to exceed (A) prior to a Collateral Release Event, the sum of (x) $3,500.0 million plus (y) an additional amount not to exceed, the greater of (I) $1,600.0 million and (II) 100% of Consolidated Adjusted EBITDA of the Consolidated Group for the most recently ended four fiscal quarter period ending immediately prior to such date for which consolidated financial statements are available, after giving effect to the incurrence of the Obligations to be secured by such Security Interests and (B) upon the occurrence of a Collateral Release Event, $2,000.0 million;
(7)    Security Interests on accounts receivable and related assets of the types or similar to those specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction, factoring, securitiza-tion, receivables or similar arrangement;

(8)    Security Interests existing on, or contractually committed as of, the Is-sue Date and in each case any modification, replacement, refinancing, renewal or ex-tension thereof;
(9)    any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(10)    (i) carriers’, warehousemen’s, mechanics’, suppliers’, processors’, ma-terialmen’s, warehousemen’s, workmen’s, repairmen’s, landlord’s and other Security Interests (including in connection with the construction of facilities) in respect of obligations that are not more than ninety (90) days overdue, or if more than ninety (90) days overdue (x) are being contested, (y) are unfiled and no other action has been taken to enforce such Security Interests, or (z) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect, and (ii) bank guarantees, letters of credit and/or cash, Cash Equivalents and other deposits securing bank guarantees or letters of credit (and reimbursement obligations in respect of the foregoing), in each case securing or otherwise supporting the obligations described in clause (i) above, or otherwise securing or supporting the obligations described in this clause (ii);
(11)    Security Interests for Taxes, assessments, levies or governmental charges that are not more than ninety (90) days overdue, or if more than ninety (90) days overdue (i) are being contested, (ii) are unfiled and no other action has been taken to enforce such Security Interests, or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(12)    attachment, judgment, writs or warrants of attachment or other similar Security Interests arising in connection with court or arbitration proceedings which do not constitute an Event of Default, or Security Interests securing judgment, appeal or surety bonds related to such judgments;
(13)    (i) Security Interests securing payments of obligations that are not Indebtedness under leases or subleases and (ii) landlords’ Security Interests on fixtures on premises leased or subleased;
(14)    (i) Security Interests consisting of cash, Cash Equivalents or other de-posits made in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases (other than Indebtedness), statutory obligations, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted under operating leases, (ii) Security Interests securing surety, indemnity, performance, appeal, customs and release bonds, and other similar obligations incurred and (iii) Security Interests consisting of bank guarantees, letters of credit and/or pledges and cash, Cash Equivalents and other deposits securing bank guarantees or letters of credit (and reimbursement obligations in respect of the foregoing), in each case securing or otherwise supporting the obligations described in clauses (i) and/or (ii) above;
(15)    Security Interests arising in respect of or on assets securing obligations under Treasury Management Arrangements, Swap Contracts, or due to any other treasury, depositary, cash management services, automated clearinghouse transfer of funds, overdraft protections, cash pooling, netting or composite accounting arrangements between any one or more of Holdings and any of its Affiliates or between any one or more of such entities and one or more banks or other financial institutions where any such entity maintains deposit accounts, commodities accounts and securities accounts or escrow accounts;
(16)    Permitted Real Property Security Interests;
(17)    Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(18)    filing of Uniform Commercial Code financing statements (or similar filings under applicable law) as a precautionary measure;
(19)    customary rights of set off, revocation, refund or chargeback, Security Interests or similar rights under agreements with respect to deposits of cash, deposit accounts, securities accounts, commodities accounts, deposit disbursements, concentration accounts or comparable accounts under the laws of any foreign jurisdiction or under the UCC (or comparable foreign law) or arising by operation of law of banks or other financial institutions where Holdings or any of its Subsidiaries maintains securities accounts, commodities accounts, deposit disbursements, concentration accounts or comparable accounts under the laws of any foreign jurisdiction;
(20)    Security Interests on trusts, escrow arrangements and other funding arrangements, and any cash, Cash Equivalents, deposit accounts, securities accounts and trust accounts, in each case in connection with the defeasance (whether by covenant or legal defeasance), satisfaction and discharge, redemption of, or obligation to cash col-lateralize (as applicable), Indebtedness;
(21)    Security Interests on specific items of inventory or other goods (and the proceeds thereof) of Holdings or a Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(22)    licenses and sublicenses of (or other grants of rights of use) software, patents, copyrights, trademarks, or other intellectual property rights and other general intangibles (i) in the ordinary course of business, (ii) not interfering, in any material respect, with the conduct of the business of Holdings and its Subsidiaries, taken as a whole, or (ii) existing as of the Issue Date;
(23)    Security Interests incurred or pledges of cash, Cash Equivalents or other deposits in connection with workers’ compensation, unemployment insurance, old age pensions and other types of social security and employee health and disability benefits and other social security laws or regulations or Security Interests created by pension standards legislation (including pledges of cash, Cash Equivalents or other deposits securing liability to insurance carriers under insurance or self-insurance arrangements), and Security Interests consisting of bank guarantees, letters of credit and/or pledges and cash, Cash Equivalents and other deposits securing bank guarantees or letters of credit (and reimbursement obligations in respect of the foregoing), in each case securing or otherwise supporting the obligations described in this clause (23);
(24)    pledges and deposits made in the ordinary course of business to secure liability to insurance carriers;
(25)    Security Interests to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests;
(26)    Security Interests created on (i) the Equity Interests of Holdings that is held by Holdings as treasury stock, (ii) Margin Stock and Equity Interests of a Person acquired in a Permitted Acquisition or similar Investment constituting Margin Stock, or (iii) the Equity Interests of any Credit Facilities Unrestricted Subsidiary or joint venture which secures Indebtedness or other obligations of such Credit Facilities Unrestricted Subsidiary or joint venture;
(27)    Security Interests on the assets of any Subsidiary that is not a Guarantor and which secures Indebtedness or other obligations of such Subsidiary (or of another Subsidiary that is not a Guarantor) otherwise not prohibited by this Indenture;
(28)    Security Interests securing the Indebtedness of Holdings or any Subsidiary owing to Holdings or another Subsidiary;

(29)    other Security Interests securing Indebtedness, in an aggregate principal amount for Holdings and its Subsidiaries not exceeding at the time such Security Interest is created or assumed, the greater of (x) $400,000,000 and (y) 3.0% of Consolidated Total Assets;
(30)    Security Interests securing Attributable Indebtedness incurred in con- nection with Sale and Leaseback Transactions in an aggregate amount not exceed $1,000,000,000 outstanding at any one time;
(31)    Security Interests (i) in respect of an option or agreement to sell, transfer or dispose of any asset and, to the extent constituting a Security Interest, negative pledges of such assets pending the consummation of such transaction or (ii) solely on any earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;
(32)    Leases, subleases, licenses or sublicenses granted to others to the extent permitted in clause (5) of the definition of “Disposition” in the Senior Secured Credit Agreement and any interest or title of a lessor, licensor or sublessor or sublicensor under any lease or license not prohibited by this Indenture;
(33)    Security Interests on assets of the Target existing on the Merger Closing Date (or created following the Merger Closing Date pursuant to agreements in existence on the Merger Closing Date requiring the creation of such Security Interests), to the extent permitted to be existing on the Merger Closing Date under the Merger Agreement, and any modifications, replacements, refinancings, renewals or extensions thereof; provided, that, in each case, (i) such Security Interests shall secure only those obligations that they secure on the Merger Closing Date or are obligated to secure as of the Merger Closing Date (and any Security Interests arising out of the replacement, refinancing, refunding, extension, or renewal of any non-monetary obligation) and (ii) no such Security Interest extends to any additional property other than property required to be covered thereby and (A) after-acquired property that is affixed or incorporated into the property covered by such Security Interest or financed by Indebtedness and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings provided by any lender may be cross-collateralized to other financings provided by such lender or its affiliates);
(34)    (i) Security Interests in favor of customs and revenue authorities to se-cure payment of customs duties and tariffs in connection with the importation of goods and other similar Security Interests, (ii) Security Interests of sellers of goods to Holdings or any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law and (iii) to the extent, if any, constituting a Security Interest, Security Interests consisting of an agreement to sell, transfer, convey, lease or otherwise dis-

pose of any asset or property or any negative pledge on or with respect to such asset or property in favor of the buyer thereof;
(35)    Security Interests, pursuant to one or more cash collateral arrangements, escrow arrangements or other funding arrangements pursuant to which funds will be segregated to pay all or any portion of the purchase price of any acquisition (or to secure or otherwise support the obligation to pay such purchase price), on such cash collateral arrangements, escrow arrangements and other funding arrangements;
(36)    Security Interests in favor of the United States or any state or municipality thereof, or in favor of any other country or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction, of the assets subject to such Security Interests, including, without limitation, such Security Interests incurred in connection with pollution control, industrial revenue, tax increment or similar financing;
(37)    other Security Interests so long as after giving effect to the incurrence of such Security Interest, Holdings shall be in pro forma compliance with a Senior Se-cured Net Leverage Ratio of 3.50 to 1.00; provided that no Security Interests may be incurred pursuant to this clause (37) from and after the occurrence of a Collateral Re-lease Event;
(38)    to the extent constituting Security Interests on the assets of Holdings or any of its Subsidiaries, Security Interests incurred in connection with Excluded Debt;and
(39)    Security Interests to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modifications, refinancings, refund-ings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Security Interest referred to in the foregoing clauses (1), (2), (3), (4), (6), (7), (8), (25), (26), (29), (30), (33), (37) or (38) above or this clause (39); provided that (x) such new Security Interest shall be limited to all or part of the same property that secured the original Security Interest (plus proceeds and products thereof, shares or indebtedness, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings provided by any lender may be cross-collateralized to other financings provided by such lender or its affiliates) other than property required to be covered thereby and after-acquired property that is affixed or incorporated into the property covered by such Security Interest or financed by Indebtedness and (y) the Indebtedness secured by such Security Interest at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described thereunder at the time the original Security Interest became a Permitted Security Interest under this

Indenture and in the case of this clause (39) at the time of modification, refinancing, refunding, extending, renewing or replacing such Permitted Security Interest, and (B) an amount equal to unpaid accrued interest and premium (including tender premiums) thereon plus other amounts owing or paid related to such Indebtedness, and fees, commissions and expenses (including upfront fees and original issue discount) reason-ably incurred, in connection with such modification, refinancing, refunding, extension, renewal or replacement.
Notwithstanding anything herein to the contrary, no Default or Event of Default shall be deemed to have occurred if the value of assets secured by a Security Interest created, incurred, assumed or existing under this definition of “Permitted Security Interests” in reliance on a percentage of Consolidated Total Assets or Consolidated Adjusted EBITDA, as applicable, or the Senior Secured Net Leverage Ratio, as applicable, shall at a later time exceed such percentage of Consolidated Total Assets or Consolidated Adjusted EBITDA, as applicable, or the Senior Secured Net Leverage Ratio, as applicable, so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Security Interest was permitted here-under.
Additionally, any permitted Secured Debt includes (with certain limitations) any ex-tension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof.
For purposes of determining compliance with Section 4.11, a Security Interest need not be permitted solely by one category of Permitted Security Interests but may be permitted in part under any combination thereof, and if a Permitted Security Interest (or any portion thereof) meets the criteria or more than one of the exceptions described in clauses (1) through (39) above, Holdings may, in its sole discretion, classify or reclassify the Permitted Security Interest (or any portion thereof) in any manner that complies with Section 4.11; provided that Security Interests under the Senior Secured Credit Agreement outstanding on the Issue Date shall at all times be classified as incurred under clause (6) of the definition of “Permitted Security Interests” and may not be reclassified.
“Person” means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, trust or joint venture, association, or a governmental agency or political subdivision thereof or other entity.
“Physical Notes” means certificated Notes in registered form that are not Global Notes.
“Pledge Agreement” means that certain Pledge Agreement, to be dated as of the Escrow Release Date in substantially the form of Exhibit K hereto, by and among the Is-suer, the Guarantors and the Collateral Agent.

“Pledged Equity Interests” has the meaning set forth in the Pledge Agreement.
“Pledgor” has the meaning specified in Section 10.01(b).
“Pre-Funded Acquisition Debt” means Indebtedness, including the Notes, incurred for the purpose of financing a Material Acquisition, which Indebtedness is issued in advance of the date of consummation of such Material Acquisition, so long as this indenture or agreement governing such Indebtedness provides that such Indebtedness shall be repaid or redeemed within a specified period after the incurrence of such Indebtedness if such Material Acquisition is not consummated with such period.
“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
“Principal Facility” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of this Indenture or thereafter, by Holdings or a Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made in excess of 1.0% of Consolidated Total Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of Holdings (evidenced by a board resolution), is not of material importance to the business conducted by Holdings and its Subsidiaries taken as a whole.
“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.
“Pro Forma Entity” means any Acquired Entity or Business or any Sold Entity or Business, any Converted Credit Facilities Restricted Subsidiary or any Converted Credit Facilities Unrestricted Subsidiary.
“Proceeds” has the meaning specified in Article 9 of the New York UCC.
“Qualified Equity Interests” of any Person means Equity Interests of such Per-son other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of Holdings.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.
“Qualified Receivables Transaction” means any transaction or series of trans-actions that may be entered into by Holdings or any of its Subsidiaries or any Receivables Entity pursuant to which Holdings or any of its Subsidiaries or any Receivables Entity may sell, convey or otherwise transfer to:
(1)    a Receivables Entity (in the case of a transfer by Holdings or any of its Subsidiaries), or
(2)    any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
“Rating Agency” means any of S&P, Fitch or Moody’s.
“Rating Decline” means, with respect to any series of Notes, the occurrence of a decrease in the rating of the Notes of such series by one or more gradations by any of the two Rating Agencies (including gradations within the rating categories, as well as between categories), within 60 days after the earliest of (x) the occurrence of a Change of Control, (y) the date of public notice of the occurrence of a Change of Control and (z) public notice of the intention by the Parent, the Issuer or Holdings to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by each such Rating Agency); provided, how-ever, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of “Change of Control Triggering Event”) unless the Rating Agency making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at the Parent’s, the Issuer’s or Holdings’ or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as such series of Notes has an Investment Grade Rating from two Rating Agencies.

“Receivables Entity” means (a) a wholly-owned Subsidiary of Holdings that is designated by the Board of Directors of Holdings as a Receivables Entity or (b) another Per-son engaging in a Qualified Receivables Transaction with Holdings, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):
(1)    no portion of the Indebtedness or any other Obligations (contingent or otherwise) of such entity:
(A)    is Guaranteed by Holdings or any Subsidiary of Holdings (excluding Guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(B)    is recourse to or obligates Holdings or any Subsidiary of Holdings in any way (other than pursuant to Standard Securitization Undertakings), or
(C)    subjects any asset of Holdings or any Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings); and
(2)    is an entity to which neither Holdings nor any Subsidiary of Holdings has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of Holdings under clause (a) above shall be evidenced to the Trustee by providing the Trustee a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Redemption Date” when used with respect to any Note to be redeemed pursu- ant to paragraph 5 of the Notes, means the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.
“Registrar” has the meaning set forth in Section 2.04.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” has the meaning set forth in Section 2.16(a).
“Regulation S Legend” means the legend substantially in the form set forth in Exhibit E.
“Regulation S Notes” has the meaning set forth in Section 2.02.

“Related Person” shall have the meaning specified in Section 10.06(b).
“Relevant Taxing Jurisdiction” means any of the following, including any political subdivision or governmental authority thereof or therein:
(1)    Ireland;
(2)    any jurisdiction from or through which any payment made by or on behalf of the Issuer or any Guarantor under or with respect to the Notes or any Note Guarantee is made; or
(3)    any other jurisdiction in which the Issuer or any Guarantor is incorporated, organized, engaged in business for tax purposes or otherwise resident for tax purposes.
“Reorganization Agreements” means, collectively, a merger, acquisition, liquidation, dissolution, distribution, reorganization, purchase, sale or similar transaction agreement and any other agreements among any of the Parent, the Issuer, any Guarantor, any Subsidiary of the Parent or any Affiliate of any of the foregoing entered into in connection with the Specified Transactions, any Permitted Reorganization or any Permitted Parent Transaction, as applicable.
“Reorganization Transactions” means, collectively, (a) (i) the Specified Transactions, (ii) any Permitted Reorganization, or (iii) any Permitted Parent Transaction, (b) (i) the transactions taken in connection with and reasonably related to consummating the Specified Transactions, any Permitted Reorganization or any Permitted Parent Transaction, as applicable, including the entry into, and performance of, (A) the Reorganization Agreements and (B) any other merger, acquisition, liquidation, dissolution, distribution, reorganization, purchase, sale or similar transaction agreement and any other agreements among any of the Parent, the Issuer, any Guarantors, any Subsidiary of the Parent or any Affiliate of any of the foregoing to implement the Reorganization Transactions and other reorganization transactions in connection with the Specified Transactions, any Permitted Reorganization or any Permitted Parent Transaction, as applicable, (ii) the merger or consolidation of the Issuer, any Guarantor or any Subsidiary of the Parent with the Issuer, any Guarantor or one or more Subsidiaries of the Parent or the sale, assignment, transfer or other disposition of property by and among any of Holdings or any of its Subsidiaries, (iii) the amendment, restatement or other modification of the Organization Documents of the Parent, the Issuer, any Guarantor or any Subsidiary of the Parent and (iv) all other transactions reasonably incidental to, or necessary for the consummation of, the foregoing, and (c) the payment of fees, expenses and other amounts in connection with any of the foregoing.
“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer in the corporate trust department of the Trustee or the Collateral

Agent, as applicable, including any director, vice president, assistant vice president or any other officer of the Trustee or the Collateral Agent, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, in each case having direct responsibility for the administration of this Indenture, and any other officer to whom any corporate trust matter relating to this Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Replacement Entity” means a direct or indirect wholly-owned subsidiary of the Parent, which shall be a Person organized and existing under the laws of the United States or a state thereof, Australia or a state thereof, Canada or a province thereof, a member state of the European Union, the United Kingdom or any other jurisdiction (other than The Philip-pines) in which the Issuer, a Guarantor or a wholly-owned subsidiary of Holdings is organized as of the Issue Date.
“Restricted Global Note” means a Global Note that is a Restricted Note.
“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request (at the expense of the Issuer) and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.
“Restricted Period” has the meaning set forth in Section 2.17(b)(i).
“Restricted Physical Note” means a Physical Note that is a Restricted Note.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” has the meaning set forth in Section 2.16(a).
“Rule 144A Notes” has the meaning set forth in Section 2.02.
“S&P” means Standard & Poor’s Ratings Service, and any successor to its rating agency business.
“Sale and Leaseback Transaction” means, with respect to Holdings or any Subsidiary, any arrangement with any Person whereby by Holdings or one or more Subsidiaries (except a sale or transfer made to Holdings or one or more Subsidiaries) shall sell or transfer any Principal Facility used or useful in its business, and thereafter rent or lease such Principal Facility that it intends to use for substantially the same purpose or purposes as the Principal Facility being sold or transferred. The creation of any Secured Debt permitted under Section 4.11 will not be deemed to create or be considered a Sale and Leaseback Transaction.

“SEC” means the United States Securities and Exchange Commission.
“Secured Debt” means outstanding Indebtedness of Holdings or a Subsidiary which is secured by (a) a Security Interest in any assets of Holdings or any Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by Holdings in a Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by Holdings and the Subsidiaries.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.
“Senior Secured Credit Agreement” means that certain Credit and Guaranty Agreement, dated May 30, 2025, by and among the Parent, Holdings, the Issuer, Bank of America, N.A., as administrative agent and as collateral agent, the guarantors party thereto from time to time and the lenders and letter of credit issuers party thereto from time to time (as may be amended, restated, amended and restated, supplemented, waived or otherwise modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in one or more agreements or indentures (in each case, with the same or new agents, lenders, creditors or groups of lenders or creditors, trustees or note holders), including in connection with a Permitted Reorganization, and including any agreement or indenture extending the maturity of or otherwise restructuring all or any portion of the Indebtedness thereunder or in-creasing the amount loaned or issued thereunder or altering the maturity thereof (including increasing the amount of available borrowings thereunder or adding Subsidiaries of Holdings as borrowers or guarantors thereunder).
“Senior Secured Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Net Secured Debt of the Consolidated Group as of such date to (b) Consolidated Adjusted EBITDA of the Consolidated Group for the most recently ended Test Period.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Sold Entity or Business” has the meaning specified in the definition of “Consolidated Adjusted EBITDA.”

“Special Mandatory Redemption” has the meaning specified in Section 3.08(a).
“Special Mandatory Redemption Date” has the meaning specified in Section 3.08(a).
“Special Mandatory Redemption Event” has the meaning specified in Section 3.08(a).
“Special Mandatory Redemption Price” has the meaning specified in Section 3.08(a).
“Specified Adjustments” has the meaning specified in Clause (1)(f)(viii) of the definition of “Consolidated Adjusted EBITDA.”
“Specified Indebtedness” has the meaning set forth in Section 4.14.
“Specified Transactions” means, collectively, (a) the internal reorganizational and acquisition-related steps and transactions taken in preparation for, in connection with, or reasonably related to, the consummation of the Merger and the other Merger Closing Date Transactions as determined by the Issuer and the Guarantors in good faith, and (b) such other steps and transactions reasonably acceptable to the Administrative Agent (such consent not be unreasonably withheld, delayed or conditioned).
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any Subsidiary of Holdings that, taken as a whole, are customary in an accounts receivable transaction (as determined in good faith by Holdings).
“Subject Security Interest” has the meaning specified in Section 4.11.
“subordinated” and any similar term with respect to Indebtedness relative to other Indebtedness (regardless of whether right of payment is expressly referenced) means that such first Indebtedness is contractually subordinated in right of payment to such other Indebtedness; provided, however, that no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by reason of any Security Interests or Guarantees arising or created in respect thereto or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor or other agreements giving one or more of such holders priority or rights over the other holders in the collateral held by them or by being secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination or with different collateral or as a result of provisions that apply proceeds or amounts received by the borrower, obligor or issuer following a default or exercise of remedies in a certain order of priority.

“Subordinated Indebtedness” means Indebtedness of Holdings or any Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees by Holdings or such Subsidiary, as the case may be (it being understood that Indebtedness shall not be deemed subordinate or junior in right of payment on account of being unsecured or being secured with greater or lower priority).
“Subsidiary” of a Person means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Equity Interest is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings; provided, however, that any Performing Subsidiary shall not constitute a “Subsidiary” of Holdings.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Target” means The AZEK Company Inc.
“Tax” means any tax, duty, levy, impost, assessment, deduction, withholding or other charge imposed by any governmental authority (including penalties, additions to tax, interest and any other liabilities related thereto).
“Termination Date” means the “Termination Date” (as defined in the Merger Agreement), as such date may be extended pursuant to Section 7.1(b) of the Merger Agreement. The Issuer shall promptly notify the Trustee and the Escrow Agent of the occurrence or extension of the Termination Date.
“Test Period” on any date of determination, the period of four consecutive fiscal quarters of the Parent then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to clauses (1) and

(2) of Section 4.13; provided that prior to the first date financial statements have been delivered pursuant to clauses (1) and (2) of Section 4.13, the Test Period in effect shall be the most recently ended full four fiscal quarter period prior to the Issue Date for which financial statements have been filed by the Parent with the SEC.
“Third Party Claim” has the meaning specified in Section 7.07.
“TIA” means the Trust Indenture Act of 1939, as amended.
“Transactions” means (a) the offering and issuance of the Notes, (b) the Merger, (c) incurrence of indebtedness under the Senior Secured Credit Agreement in connection with the consummation of the Merger, (d) borrowings under the Senior Secured Credit Agreement, (e) the repayment of indebtedness under the Target's existing credit agreement and (f) the payment of fees and expenses relating to the Merger.
“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit ac-counts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Trustee” means the party named as such in this Indenture until a successor re-places it pursuant to this Indenture and thereafter means such successor.
“UCC” or the “Uniform Commercial Code” means the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, the perfection or non-perfection or priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection or priority and for purposes of definitions relating to such provisions.
“Unrestricted Global Note” means a Global Note that is not a Restricted Note.
“Unrestricted Notes” means Notes that are not Restricted Notes.

“Unrestricted Physical Note” means a Physical Note that is not a Restricted Note.
“U.S. Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed as to full and timely payment by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.
“U.S. Holdings” means James Hardie North America Inc., a Delaware corpora- tion, or any U.S. Subsidiary that is a C corporation for U.S. federal income tax purposes and is a direct or indirect parent thereof.
“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.
“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.
“Voting Equity Interests” means any class or classes of Equity Interests pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.02.    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)    “or” is not exclusive;
(3)    words in the singular include the plural, and in the plural include the singular;
(4)    words used herein implying any gender shall apply to both genders;

(5)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
(6)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(7)    “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(8)    “will” shall be interpreted to express a command; and
(9)    “including” means including without limitation.
SECTION 1.03.    Limited Condition Transactions.
In connection with determining whether any Limited Condition Transaction and any actions or transactions related thereto (including the incurrence or creation of Security Interests) is permitted hereunder, which determination requires the calculation of any financial ratio, test or basket, each calculated on a pro forma basis, then at the option of the Is-suer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction, such Limited Condition Transaction would have been permitted on the relevant LCT Test Date in compliance with such provision. For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

SECTION 1.04.     Pro Forma and Other Calculations.
Notwithstanding anything to the contrary herein, financial ratios, tests and baskets (including measurements of Consolidated Adjusted EBITDA), Senior Secured Net Leverage Ratio, and Consolidated Total Assets (including any component definitions thereof), and compliance therewith, shall be calculated in the manner prescribed by this section; provided that, notwithstanding anything to the contrary herein, when calculating the Senior Se-cured Net Leverage Ratio, the events described in this section that occurred subsequent to the end of the applicable Test Period (other than as specifically described in the definition of “Consolidated Adjusted EBITDA”) shall not be given pro forma effect. In addition, whenever a financial ratio, test or basket is to be calculated on a pro forma basis or requires pro forma compliance, the reference (if applicable) to “Test Period” for purposes of calculating such financial ratio, test or basket shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period.
For purposes of calculating any financial ratio, test or basket hereunder, any incurrence of a Security Interest, any acquisition, any disposition or any business combination or similar transaction, in each case, that shall have occurred since the first day of any twelve month period which Consolidated Adjusted EBITDA is being calculated, such calculation shall give pro forma effect to such event including, for the avoidance of doubt, any Indebtedness incurred in connection with such event and may include, for the avoidance of doubt, cost savings, operating expense reductions and synergies resulting from the transaction that is being given pro forma effect.
In the event that any Consolidated Group member incurs, redeems, retires, de-feases, discharges or extinguishes any Indebtedness (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced or commitments permanently reduced) subsequent to the commencement of the period for which the Senior Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Net Leverage Ratio is made, then the Senior Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance, discharge or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable four quarter period.

Notwithstanding anything to the contrary in any financial ratio, test or basket (including any component definition thereof), whenever pro forma effect is to be given to any incurrence of a Security Interest, any acquisition, any disposition or any business combination or similar transaction, in each case, as if the same had occurred at the beginning of the applicable four quarter period, the pro forma calculations shall be determined in good faith by an Officer of the Parent or Holdings.
ARTICLE TWO
THE SECURITIES
SECTION 2.01.    Amount of Notes.
The Trustee shall initially authenticate (i) $700,000,000 aggregate principal amount of Initial 2031 Notes and (ii) $1,000,000,000 aggregate principal amount of Initial 2032 Notes for original issue on the Issue Date upon a written order of the Issuer signed by one Officer, together with an Officer’s Certificate of the Issuer and an Opinion of Counsel, which opinion shall cover the enforceability of such Notes as well as what is required by Sections 13.04 and 13.05 hereof. The Trustee shall authenticate additional notes of each series in an unlimited amount having identical terms and conditions as the Notes of such series other than the issue date, the issue price, the first interest payment date and the first date from which interest will accrue (in the case of additional 2031 Notes, the “Additional 2031 Notes”, in the case of additional 2032 Notes, the “Additional 2032 Notes” and, collectively, the “Additional Notes”) thereafter from time to time in unlimited amount for original issue upon a written or-der of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order together with an Opinion of Counsel, which opinion shall cover the enforceability of such Notes as well as what is required by Sections 13.04 and 13.05 hereof. The Trustee shall also authenticate (i) replacement Notes as provided in Section 2.08, (ii) temporary Notes as provided in Section 2.11, (iii) Notes issued in connection with certain transfers and exchanges as provided in Sections 2.07, 2.16 and 2.17, (iv) Notes issued in connection with a partial redemption of the Notes as provided in Section 3.06 or a partial repurchase of a Note as provided in Section 4.08 and (v) Notes exchanged as provided in Section 8.05, in each case upon a written order of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
SECTION 2.02.    Form and Dating; Legends.
The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in (i) Exhibit A-1 in the case of the 2031 Notes and Exhibit A-2 in the case of the 2032 Notes (in the case of the Restricted Notes) and (ii) Exhibit A-3 in the case of the 2031 Notes and Exhibit A-4 in the case of the 2032 Notes (in the case of Unrestricted Notes), each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.
The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Leg-end. All Global Notes shall bear the Global Note Legend. Regulation S Notes shall bear the Regulation S Legend.
The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.
The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
SECTION 2.03.    Execution and Authentication.
The Notes shall be executed on behalf of the Issuer by an Officer of the Issuer. The signature of the Officer on the Notes may be manual, facsimile or other electronic signature.
If the Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the
Note shall be valid nevertheless.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
The Trustee may appoint one or more authenticating agents, at the expense of the Issuer, to authenticate the Notes. Unless otherwise provided in the appointment, an au-

thenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.
The Notes shall be issuable only in registered form without coupons in mini-mum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 2.04.    Registrar and Paying Agent.
The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the city in the United States in which the Trustee’s Corporate Trust Office is located, where Notes may be presented for payment (the “Paying Agent”) and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served; provided, that the Corporate Trust Office shall not be a place of service of legal process on the Issuer. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. The Issuer or any Affiliate there-of may act as Registrar or a Paying Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this In-denture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.
The Issuer initially appoints the Trustee as Registrar, Paying Agent and Depository Custodian.
The Issuer initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. The Issuer may change the Depository at any time without notice to any Holder, but the Issuer will notify the Trustee in writing of the name and address of any new Depository.
The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium (including the Make-Whole Premium), if any, and any Additional Amounts, defaulted interest or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, ab-

sent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when reasonably requested by the Trustee. The Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations referred to above in this paragraph to any Holder of the Notes upon the written request of such Holder.
SECTION 2.05.    Paying Agent To Hold Money in Trust.
The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee. Upon the occurrence of an Event of Default pursuant to Section 6.01(7), the Trustee shall automatically be the Paying Agent.
SECTION 2.06.    Noteholder Lists.
The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days be-fore each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.
SECTION 2.07.    Transfer and Exchange.
Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of the same series of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of a written order of the

Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate new Notes of the same series (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer or the Trustee may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other govern-mental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Issuer and the Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.
Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
Neither the Trustee nor the Registrar shall have any duty to monitor the Issu-er’s compliance with or have any responsibility with respect to the Issuer’s compliance with any federal, state or foreign securities laws.
SECTION 2.08.    Replacement Notes.
If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a replacement Note of the same series (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond shall also be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in rela-

tion thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee) connected therewith. Every replacement Note shall constitute a contractual obligation of the Issuer. The provisions of this Section 2.08 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Notes.
SECTION 2.09.    Outstanding Notes.
The Notes of a series outstanding at any time are all Notes of such series that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee and the Issuer that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If a Paying Agent holds, in its capacity as such, on any Maturity Date, U.S. Dollars sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.
SECTION 2.10.    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes of a series have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes of such series owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes of such series as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes of a series so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes of such series and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes of such series or any of their respective Affiliates.

SECTION 2.11.    Temporary Notes.
Until definitive Notes are prepared and ready for delivery, the Issuer may pre-pare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate definitive Notes in ex-change for temporary Notes of the same series. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.
SECTION 2.12.    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.
SECTION 2.13.    Defaulted Interest.
If the Issuer defaults on a payment of interest on the Notes of any series, the Is-suer shall pay the defaulted interest then borne by the Notes of such series plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date. At least 10 days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall send to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes of such series may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee. If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee along with a written notice to the Trustee instructing the Trustee to send such notice to the Holders at least five (5) days (or such shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.
In the event that the Issuer is required to pay defaulted interest to Holders of Notes of any series, the Issuer will provide written notice to the Trustee of its obligation to pay such defaulted interest no later than fifteen (15) days prior to the proposed payment date for the defaulted interest and such notice shall set forth the amount of defaulted interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to the Holders to determine the defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest.
SECTION 2.14.    CUSIP and ISIN Numbers.
The Issuer in issuing the Notes of any series may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes of any series and of any change in any such CUSIP or ISIN number.
SECTION 2.15.    Deposit of Moneys.
Prior to 11:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be pay-able, either in person, by wire transfer or by mail, at the office of the Paying Agent, such payment information to be received by the Paying Agent at least 15 days prior to the applicable payment date. Final payment of principal at maturity with respect to a Physical Note will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.

SECTION 2.16.    Book-Entry Provisions for Global Notes.
(a)    Rule 144A Notes of each series initially shall be represented by one or more Notes of such series in registered, global form without interest coupons (collectively, with respect to each series, the “Rule 144A Global Note”). Regulation S Notes of each series initially shall be represented by one or more Notes of such series in registered, global form without interest coupons (collectively, with respect to each series, the “Regulation S Global Note”). With respect to each series of Notes, the term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Private Placement Legend.
Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Issuer, the Trustee, the Collateral Agent and any agent of the Issuer, the Collateral Agent or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Collateral Agent or any agent of the Issuer, the Collateral Agent or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. None of the Issuer, the Collateral Agent, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of the Depository, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note. Neither the Trustee, the Collateral Agent nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depository.
(b)    Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes of the same series only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes of the same series (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depository and provisions of this Section 2.16 or (ii) if the Depository notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository within 90 days or (iii) if the Depository has ceased to be a clearing agency registered under the Exchange Act or (iv) if there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository has requested such ex-change. In all cases, Physical Notes delivered in exchange for any Global Note of the same series or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(c)    In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation in accordance with its customary procedures, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in ex-change for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations and of the same series.
(d)    Any Restricted Physical Note delivered in exchange for an interest in a Global Note of the same series pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.
(e)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
SECTION 2.17.    Transfer and Exchange of Notes.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be ex-changed by the Issuer for Physical Notes except under the circumstances described in Section in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).
(b)    Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes of the same series. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of the same series if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Issuer and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof; and

(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof.
    (iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit G, including the certifications in item (1)(a) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take de-livery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Is-suer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this sub-paragraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes of the same series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
    (v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a

Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).
(d)    Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:
(i)    Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Physical Note proposes to ex-change such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (2)(a) thereof;
(B)    if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (1) thereof;
(C)    if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (2) thereof;
(D)    if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;
(E)    [reserved]; or
(F)    if such Restricted Physical Note is being transferred to the Issu- er or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, in- cluding the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Physical Note in accordance with its customary procedures, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii)    Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note of a series may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note of such series or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series only if the Registrar receives the following:
(A)    if the Holder of such Restricted Physical Note proposes to ex-change such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note of such series, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(b) thereof; or
(B)    if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Is-suer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes in accordance with its customary procedures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or ex-changed pursuant to this subparagraph (ii).
(iii)    Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note of a series may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note of such series or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note in accordance with its customary procedures and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes of such series. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted

Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a writ-ten order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes of such series transferred or exchanged pursuant to this subparagraph (iii).
    (iv)    Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
    (e)    Transfer and Exchange of Physical Notes for Physical Notes. Upon written request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).
    (i)    Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Issuer and the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof
(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;
(D)    [reserved]; and

(E)    if such transfer will be made to the Issuer or a Subsidiary there- of, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof.
(ii)    Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note of a series may be exchanged by the Holder thereof for an Unrestricted Physical Note of such series or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note of such series if the Registrar receives the following:
(1)    if the Holder of such Restricted Physical Note proposes to ex-change such Restricted Physical Note for an Unrestricted Physical Note of such series, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note of such series, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Is-suer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note of the same series at any time. Upon receipt of a written request to register such a transfer, the Registrar shall register such Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.
(iv)    Unrestricted Physical Notes to Restricted Physical Notes. An Unre- stricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.
(f)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar to reflect such increase.
(g)    Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, ex-change or replacement of Notes bearing the Private Placement Legend, the Registrar shall de-liver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Of-ficer’s Certificate from the Issuer to such effect.
(h)    General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or ex-change.
None of the Issuer, the Trustee, Paying Agent, the Collateral Agent nor any Agent of the Issuer shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
None of the Trustee, the Collateral Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.18.    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed.

ARTICLE THREE
REDEMPTION
SECTION 3.01.    Election To Redeem; Notices to Trustee.
If the Issuer elects to redeem Notes of a series pursuant to paragraph 5 of the Notes, then, at or prior to sending the applicable Notice of Redemption pursuant to Section 3.03 (subject to the last sentence of Section 3.03), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of such Notes to be redeemed and the redemption price(s) (or manner of calculation if not then known), and deliver to the Trustee (1) an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes; provided, that if the basis for such redemption is a Change in Tax Law, such Officer’s Certificate (A) shall be delivered to the Trustee by the Issuer prior to the giving of any notice of such redemption and (B) shall further set forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred (including that the obligation to pay Additional Amounts cannot be avoided by the Issuer or an applicable Guarantor taking reasonable measures available to it) and (2) in the case of a redemption due to a Change in Tax Law only, an opinion of independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee to the effect that the Issuer is or would be obligated to pay Additional Amounts as a result of a Change in Tax Law. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate delivered to the Trustee promptly after the calculation of such redemption price, on or before the applicable Redemption Date.
SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed.
If less than all of the Notes of any series are to be redeemed at any time, selection of such Notes of such series for redemption will be made by the Trustee on a pro rata, pass through distribution of principal basis (or, in the case of Global Notes , the Notes will be selected for redemption based on DTC’s applicable procedures); provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. In the case of Physical Notes, redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed to the Trustee at its Corporate Trust Office.
SECTION 3.03.    Notice of Redemption.
At least 10 but not more than 60 days before a Redemption Date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder of Notes of the applicable series to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06, in accordance with paragraph 6 of the Notes, except that notices of redemption may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the applicable series of Notes pursuant to Section 9.02 of this Indenture, a satisfaction and discharge of this Indenture with respect to the applicable series of Notes pursuant to Section 9.01 of this Indenture or as specified in Section 3.04 of this Indenture. Notwithstanding the foregoing, no such notice of redemption as a result of a Change in Tax Law will be given (a) earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay Additional Amounts as a result of a Change in Tax Law, and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Issuer may instruct the Trustee in writing to send the notice of redemption in the name of and at the expense of the Issuer provided the Trustee receives such written instruction and the form of such notice at least 5 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent.
The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:
(1)    the Redemption Date;
(2)    the redemption price and the amount of premium, if any (or manner of calculation if not then known), and accrued interest to be paid;
(3)    if any Note of a series is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes of such series in principal amount equal to the unredeemed portion will be issued;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)    that paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring;
(8)    the aggregate principal amount of Notes that are being redeemed;
(9)    any conditions precedent to such redemption; and

(10)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.
In addition, if any notice of redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic trans-mission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the anticipated Redemption Date or by the anticipated Redemption Date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer believes, in its discretion, that any or all of such conditions will not be satisfied or waived.
The Issuer may provide in any notice of redemption that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by a Person or Persons other than the Issuer.
SECTION 3.04.    Effect of Notice of Redemption.
Once the notice of redemption described in Section 3.03 is sent and subject to the proviso to this sentence, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including premium, if any, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including completion of an Equity Offering or other corporate transaction described in such notice and in which case if and/or to the ex-tent such condition(s) precedent is/are not satisfied or waived the Issuer shall have no obligation to redeem Notes on such Redemption Date. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date or by the Redemption Date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer believes, in its discretion, that any or all of such conditions will not be satisfied or waived. Upon surrender to the Paying Agent, and subject to the satisfaction or waiver of any conditions precedent, on the Redemption Date, Notes shall be paid at the redemption price, including premium, if any, plus accrured and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.
SECTION 3.05.    Deposit of Redemption Price.
On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price of, including premium, if any, and accrued interest to, but excluding, the Redemption Date, on any and all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation).
On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest to, but excluding, the Redemption Date, on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to, but excluding, the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.
SECTION 3.06.    Notes Redeemed in Part.
Upon surrender of a Physical Note that is redeemed in part, the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Physical Note surrendered.
SECTION 3.07.    Mandatory Redemption, Etc.
Except as set forth in Section 3.08, the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes of any series.
In addition, notwithstanding anything to the contrary herein, the Issuer shall be permitted to acquire or repurchase the Notes by means other than as set forth in this Article Three, including by tender offers, open market purchases, negotiated transactions or other-wise, in each case in accordance with applicable securities laws; provided that such acquisitions or repurchases do not otherwise violate the terms of this Indenture.

SECTION 3.08.    Special Mandatory Redemption.
(a)    If (i) the Escrowed Property has not been released from the Escrow Ac-count as described in Section 11.01 on or prior to the Termination Date, (ii) the Issuer notifies the Escrow Agent and the Trustee in writing that the Escrow Release Conditions will not be satisfied on or prior to the Termination Date (including, without limitation, due to the Merger Agreement having been terminated in accordance with its terms prior to the Termination Date) or (iii) the Issuer fails to deposit (or cause to be timely deposited) in cash or by wire transfer such amounts required to be deposited on each Deposit Date on or prior to three (3) Business Days after such applicable Deposit Date (each of the above, a “Special Mandatory Redemption Event”), then the Escrow Agent shall, upon receipt of a notice from the Trustee in accordance with the Escrow Agreement notifying the Escrow Agent of the occurrence of the Special Mandatory Redemption Event, liquidate and release the Escrowed Property (including investment earnings thereon and proceeds thereof, if any) to the Trustee, in an amount sufficient to redeem the Notes (the “Special Mandatory Redemption”) on the second (2nd) Business Day following the occurrence of the Special Mandatory Redemption Event (such second (2nd) Business Day, the “Special Mandatory Redemption Date”) or as otherwise required by the applicable procedures of DTC, at a redemption price (the “Special Mandatory Redemption Price”) equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest from the Issue Date or the most recent date to which interest has been paid or duly provided for on the Notes, as the case may be, to, but excluding, the Special Mandatory Redemption Date. Notice of the Special Mandatory Redemption will be delivered by the Issuer promptly to each Holder at its registered address, the Trustee and the Escrow Agent.
(b)    In addition, on the Special Mandatory Redemption Date, the Escrow Agent (at the expense and request of the Issuer) will release to the Issuer any Escrowed Property (including investment earnings thereon and proceeds thereof, if any) in excess of the amount necessary to effect the Special Mandatory Redemption on such Notes on the Special Mandatory Redemption Date. For the avoidance of doubt, it is acknowledged and agreed that in no event shall the Trustee or the Escrow Agent have any responsibility for determining or verifying the accuracy of the Special Mandatory Redemption Price.
ARTICLE FOUR
COVENANTS
SECTION 4.01.    Payment of Notes.
(a)    The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by 11:00 A.M. Eastern Time on that date U.S. Dollars designated for and sufficient to pay such installment.

(b)    The Issuer shall pay interest on overdue principal (including post- petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the ex- tent lawful, at the rate specified in the Notes.
(c)    (1)    All payments made by or on behalf of the Issuer or any Guarantor under or with respect to the Notes or any Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes unless required by law or by the interpretation or administration thereof. The Issuer or the applicable Guarantor, as the case may be, will pay any applicable Additional Amounts.
(2)    The applicable withholding agent will (i) make any required withholding or deduction, and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer or any Guarantor, as applicable, will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. If certified copies of such tax receipts are not reasonably obtainable, the Issuer or such Guarantor, as applicable, shall provide the Trustee with other reasonable evidence of payment. Such certified copies or other evidence shall be made available to Holders of Notes upon written request.
(3)    Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, premium (if any), interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were, or would be payable in respect thereof.
(4)    In addition, the Issuer shall pay any present or future stamp, issue, registration, court, documentary, excise, property, or similar Taxes (i) imposed by any Relevant Taxing Jurisdiction in respect of the execution, issuance, delivery, or registration of the Notes, any Note Guarantee, this Indenture, or any other document or instrument referred to therein or herein, or the receipt of any payments with respect to the Notes, or (ii) imposed by any jurisdiction in respect of the enforcement of the Notes, any Note Guarantee, this Indenture, or any other document or instrument referred to therein or herein.
(5)    If the Issuer or any Guarantor is required to pay Additional Amounts with respect to the Notes, Holdings will notify the Trustee pursuant to an Officer’s Certificate that specifies the Additional Amounts payable and when the Additional Amounts are payable. Without limiting any obligation of the Issuer or any Guarantor to pay Additional Amounts, if the Trustee does not receive such Officer’s Certificate, the Trustee may rely on the absence of such an Officer’s Certificate in assuming that no such Additional Amounts are payable. The Trustee shall have no duty to determine or verify the calculations of any Additional Amounts due.
(6)    The preceding provisions of this Section 4.01(c) shall survive any termination, defeasance, or discharge of this Indenture and shall apply mutatis mutandis to any successor of the Issuer or any Guarantor, and to any jurisdiction in which such successor is incorporated, organized, engaged in business for tax purposes or other-wise resident for tax purposes, and any political subdivision or governmental authority thereof or therein.
SECTION 4.02.    Maintenance of Office or Agency.
(a)    The Issuer shall maintain in the United States, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, that the Corporate Trust Office of the Trustee shall not be a place of service of legal process on the Issuer.
(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the United States. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee, or its Agent, in the United States as such office or agency of the Issuer in accordance with Section 2.04.
SECTION 4.03.    Legal Existence.
Except as permitted by Article Five, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each of the Issuer and the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings, the Issuer and each such Guarantor and (ii) the material rights (charter and statutory) and franchises of Holdings, the Issuer and such Guarantors; provided that Holdings shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of the Guarantors if the Board of Directors of Holdings shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries, taken as a whole, or that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.04.    [Reserved].
SECTION 4.05.    Waiver of Stay, Extension or Usury Laws.
The Issuer and each of the Guarantors covenants (to the extent that it may law-fully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.06.    Compliance Certificate.
(a)    The Issuer shall deliver, or cause to be delivered, to the Trustee, within 120 days after the end of each Fiscal Year, an Officer’s Certificate stating that the Officer has conducted or supervised a review of the activities of Holdings and its Subsidiaries and the performance of Holdings and its Subsidiaries under this Indenture during such Fiscal Year, and further stating, as to such Officer signing such certificate, that, to the best of such Of-ficer’s knowledge, based upon such review, Holdings has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action Holdings and its Subsidiaries are taking or propose to take with respect thereto.
(b)    The Issuer shall deliver, or cause to be delivered, to the Trustee, within 15 Business Days after an executive officer of Holdings becomes aware of any Default or Event of Default, a written statement in the form of an Officer’s Certificate specifying such Default or Event of Default and the action which Holdings proposes to take with respect thereto.

SECTION 4.07.    Taxes.
Holdings shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material Taxes, assessments, and governmental levies; provided, however, that, neither Holdings nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respects to the Holders of the Notes.
SECTION 4.08.    Repurchase at the Option of Holders upon Change of Control Triggering Event.
(a)    Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, subject to Section 4.08(d), each Holder of such series of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the purchase date (the “Change of Control Payment”).
(b)    Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to the consummation of such Change of Control Triggering Event but after the public announcement of a Change of Control (in which case, the notice shall state that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event or such other conditions specified therein), the Issuer will send (or to the ex-tent permitted or required by applicable DTC procedures or regulations with respect to Global Notes, sent electronically in .pdf format), a written notice to each Holder of such series, the Paying Agent and the Trustee describing the transaction or transactions that constitute the Change of Control Triggering Event and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 20 days nor later than 60 days from the date such notice is sent (provided that the Change of Control Payment Date may be delayed, in the Issuer’s discretion, until such time (including more than 60 days after the date notice is sent) as any or all conditions to such Change of Control Offer are satisfied or waived), other than as required by law (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;
(2)    the offer price and the Change of Control Payment Date;
(3)    that any Note not tendered will continue to accrue interest;

(4)    that, unless the Issuer defaults in making payment therefor, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(5)    that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased; and
(7)    that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.
(c)    On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
(1)    accept for payment all Notes or portions thereof (in minimum amounts of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered, and not withdrawn, pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so accepted for payment; and
(3)    deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuer.
Upon receipt of funds from the Issuer, the Paying Agent will promptly remit to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Is-suer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date.
With respect to the Notes of each series, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes of such series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record of Notes of such series on a record date to receive interest due on the Redemption Date).
Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.16, return the Notes purchased to the Issuer for cancellation. The Trustee may (but is not obligated to) act as the Paying Agent for purposes of any Change of Control Offer.
(d)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given or will be given pursuant to this Indenture as described in Article Three, prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders of the applicable series of Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of such Change of Control Triggering Event or such other conditions as specified therein, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.08.
(e)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
SECTION 4.09.    [Reserved].
SECTION 4.10.    [Reserved].
SECTION 4.11.    Limitation on Liens.
Holdings will not, and will not permit any of its Subsidiaries to, directly or in-directly, create, incur, assume or suffer to exist any Security Interest (except Permitted Security Interests) (each, a “Subject Security Interest”) that secures any Indebtedness on any of their assets (including Capital Stock of Subsidiaries), whether owned on the Issue Date or acquired after that date, unless the Notes and the related Note Guarantees and any other indebtedness of or guaranteed by Holdings or such Subsidiary then entitled thereto, subject to applicable priorities of payment, are equally and ratably secured with (or, at Holdings’ option or if such Subject Security Interest secures Subordinated Indebtedness, on a senior basis to) the Indebtedness secured by such Subject Security Interest.
Any Security Interest created for the benefit of the Holders of the Notes pursuant to this Section 4.11 shall provide by its terms that such Security Interest shall be unconditionally and automatically released and discharged upon the release and discharge of the Security Interest that gave rise to the obligation to secure the Notes and/or the related Note Guarantees. In addition, in the event that a Subject Security Interest is or becomes a Permitted Security Interest, Holdings may, at its option and without consent from any Holder, elect to release and discharge any Security Interest created for the benefit of the Holders pursuant to the preceding paragraph in respect of such Subject Security Interest.
SECTION 4.12.    Limitation on Sale and Leaseback Transactions.
Holdings will not, and will not permit any of its Subsidiaries to, engage in any Sale and Leaseback Transaction unless:
(1)    Holdings or such Subsidiary would be permitted to incur Secured Debt pursuant to Section 4.11 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased, without equally and ratably securing the Notes as provided under Section 4.11; or

Holdings or a Subsidiary shall apply, within 180 days after receipt of net proceeds in respect of such sale or transfer which yields net proceeds in an amount in excess of $100.0 million in the aggregate, an amount equal to such net proceeds in excess of $500.0 million in any fiscal year of the Parent, to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (ii) the repurchase, repayment, defeasance, discharge or redemption of Notes issued under this Indenture or to the repurchase, re-payment, defeasance, discharge or redemption of long-term Indebtedness of the Issuer, Holdings or of any Subsidiary, or in part to such acquisition, construction, development or improvement and in part to such redemption, repurchase, defeasance, discharge and/or repayment. In lieu of applying an amount equal to such net proceeds (x) pursuant to clause (i) or (ii) in the foregoing sentence, Holdings or any Subsidiary may, so long as no Default shall have occurred and be continuing, reinvest all or any portion thereof in assets used or useful in the business of Holdings or any of its Subsidiaries (including Permitted Acquisitions or other Investments, but excluding cash or Cash Equivalents), within 12 months after the receipt of such net proceeds (or, to the extent such net proceeds have been committed to be reinvested within 12 months of receipt thereof, actually reinvested within an additional six months thereafter), and (y) pursuant to clause (ii) in the foregoing sentence, the Issuer may, within 180 days after such sale or transfer, deliver to the Trustee Notes issued under this Indenture or long-term Indebtedness for cancellation and thereby reduce the amount to be applied to the redemption, repurchase, defeasance, discharge or repayment of such Notes or long-term Indebtedness by an amount equivalent to the aggregate principal amount of such Notes or long-term Indebtedness.
Notwithstanding the foregoing or anything contained in this Indenture, the Notes, Note Guarantees or any Collateral Document to the contrary, nothing described under this Section 4.12 shall restrict or prohibit (or require the application of net proceeds arising from) the consummation of the Transactions or the Reorganization Transactions.
SECTION 4.13.    Reports to Holders.
(a)    Whether or not the Issuer or the Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations of the SEC, so long as any Notes of a series are outstanding this Indenture, the Issuer or the Parent will furnish to the Trustee and Holders the following:
(1)    within 95 days after the end of the fiscal year of the Parent (or so long as the Parent shall be subject to periodic reporting obligations under the Exchange Act, such later date that the Annual Report on Form 10-K or 20-F (as applicable) of the Parent for such fiscal year would be required to be filed under the rules and regula-

tions of the SEC, giving effect to any extension available thereunder for the filing of such form) annual reports of the Parent on Form 20-F or 10-K (as then applicable to the Parent) (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);
(2)    within 65 days after the end of the first three fiscal quarters of each fiscal year of the Parent (or so long as the Parent shall be subject to periodic reporting obligations under the Exchange Act, such later date that the Quarterly Report on Form 10-Q or 6-K (as applicable) of the Parent for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available thereunder for the filing of such form) quarterly reports of the Parent on Form 6-K or 10-Q (as then applicable to the Parent) (or any successor or comparable form) containing the information required to be contained in such Form (or required in such successor or comparable form); and
(3)    all such other reports and information of the Parent that the Parent would have been required to file or furnish to the SEC if the Parent was then a “for- eign private issuer” subject to Section 13(a) or 15(d) of the Exchange Act;
provided that, in the case of clauses (1) and (2) above, to the extent such reports are being provided by the Parent, such reports shall include, or the Issuer shall otherwise deliver at the time of delivery of such reports, a qualitative disclosure of differences between the Parent’s consolidated financial statements and Holdings’ consolidated financial statements consistent with such disclosure set forth in the Offering Memorandum; provided, further, that to the ex-tent that the Parent ceases to qualify as a “foreign private issuer” within the meaning of the Exchange Act, whether or not the Parent is then subject to Section 13(a) or 15(d) of the Ex-change Act, the Issuer or the Parent will furnish to the Trustee and the Holders, so long as any Notes are outstanding, within the time periods set forth above of the respective fiscal year end and fiscal quarter end dates on which the Parent would be required to file such documents with the SEC if it was required to file such documents under the Exchange Act, all reports and other information of the Parent that would be required to be filed with (or furnished to) the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.
(b)    In addition, the Issuer (or the Parent) and the Guarantors shall, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(c)    Whether the Parent files such reports with the SEC or posts such re-ports on its website, or such reports have been posted on an Internet or intranet website, if any, to which the Holders of the Notes have access (whether a commercial or third-party web-site), any of the foregoing shall satisfy any requirement hereunder to deliver such reports to the Trustee and Holders of the Notes; provided, that the Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been so filed or posted. The terms of this Indenture shall not impose any duty on the Issuer or the Parent under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable to it.
(d)    Any direct or indirect parent company of the Parent (including a Permitted Person) may satisfy the obligations of the Parent set forth in this Section 4.13 by providing the requisite reports and other information of such parent company instead of the Parent.
(e)    Delivery of such reports and information to the Trustee shall be for in-formational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained there-in, including the Issuer’s or the Parent’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates delivered pursuant to this Indenture, including without limitation Officer’s Certificates delivered pursuant to Section 4.06(a)).Neither the Trustee nor the Collateral Agent shall be obligated to monitor or con-firm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or posted electronically or participate in any conference calls.
SECTION 4.14.    Additional Note Guarantees.
If, on or after the Issue Date, any Subsidiary of Holdings Guarantees the Senior Secured Credit Agreement or any other Indebtedness for borrowed money under syndicated loan facilities or debt securities issued in a public offering, marketed Rule 144A offering under the Securities Act or other similar private placement (such Indebtedness, “Specified Indebtedness”) of the Issuer or a Guarantor (other than Indebtedness owing to Holdings or any of its Subsidiaries) in an aggregate principal amount greater than or equal to $250.0 million, and that Subsidiary was not a Guarantor immediately prior to such Guarantee, then such Subsidiary (i) shall become a Guarantor and (ii) execute a supplemental indenture substantially in the form of Exhibit I and joinders or amendments to the Collateral Documents and the Equal Priority Intercreditor Agreement within 60 Business Days after the date on which it so guaranteed such Indebtedness under the Senior Secured Credit Agreement or such Specified Indebtedness, as applicable, and, unless a Collateral Release Event has occurred, grant a perfected Security Interest on its Collateral to the Collateral Agent for the benefit of itself, the Trustee and the Holders of the Notes.
In addition, in the event of the release of the Note Guarantee given by James Hardie International Group Limited in connection with a Permitted Reorganization, its Re-placement Entity shall promptly thereafter become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit I and, unless a Collateral Release Event has oc-

curred, grant a perfected Security Interest on its Collateral to the Collateral Agent for the benefit of itself, the Trustee and the Holders of the Notes.
In addition, the Issuer shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such supplemental indenture complies with the applicable provisions of this Indenture, that all conditions precedent in this Indenture, the Equal Priority Intercreditor Agreement and the Collateral Documents relating to such transaction have been satisfied, and such Opinion of Counsel shall additionally state that such supplemental indenture and amendments to the Collateral Documents and Equal Priority Intercreditor Agreement are enforceable against the new Guarantor, subject to customary qualifications.
SECTION 4.15.    After-Acquired Property; Post-Closing Perfection.
Prior to a Collateral Release Event, if property that is intended to be Collateral (other than Excluded Assets) is acquired by a Pledgor (including property of a Person that becomes a new Guarantor) after the Issue Date and is not automatically subject to the security interests granted under any Collateral Document, then such Pledgor will grant a security interest in favor of the Collateral Agent over such property (other than Excluded Assets), in a manner and pursuant to documentation substantially consistent with the terms of the Pledge Agreement and the other applicable Collateral Documents, and comply with any perfection requirements substantially consistent with, and to the extent and within the time periods required by, the Pledge Agreement or other applicable Collateral Documents, and all as and to the extent required by such Collateral Documents, but in all cases subject to the terms of the Equal Priority Intercreditor Agreement; provided that, while any Credit Agreement Obligations are outstanding, this paragraph shall only apply to Collateral that is also pledged to secure the Credit Agreement Obligations (including property of a Person that becomes a new Guarantor) after the Issue Date.
ARTICLE FIVE
SUCCESSOR CORPORATION
SECTION 5.01.    Consolidation, Merger and Sale of Assets.
(a)    Neither Holdings nor the Issuer will consolidate or merge with or into any other Person or, in a single transaction or a series of related transactions, Transfer all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, in each case, to another Person unless:
(1)    Holdings or the Issuer, as the case may be, shall be the continuing Per-son, or the successor or transferee shall be a Person organized and existing under the laws of the United States or a state thereof, Australia or a state thereof, Canada or a province thereof, a member state of the European Union or any other jurisdiction (other than The Philippines) in which the Issuer, a Guarantor or a Wholly Owned Subsidiary of Holdings is organized as of the Issue Date, and the successor or transferee Per-son expressly assumes, by a supplemental indenture and/or amendment to the relevant documents, Holdings’ or the Issuer’s Notes Obligations, as the case may be; and
(2)    after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing.
(b)    Holdings shall deliver, or cause to be delivered, to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or Transfer complies with the requirements of this Indenture and the Col-lateral Documents, and an Opinion of Counsel stating that the Notes , the Collateral Documents and this Indenture constitute valid and binding obligations of the successor or transferee entity, if any, subject to customary exceptions.
(c)    Notwithstanding the preceding clause (a) of this Section 5.01, (x) Holdings or any of its Subsidiaries (including the Issuer) may Transfer assets (other than by means of a liquidation or dissolution of the Issuer) to or among Holdings or any one or more of its Subsidiaries and (y) the Transactions and any Reorganization Transactions shall be permitted at any time, and nothing in this Section 5.01 or anything contained in this Indenture, the Notes, the Note Guarantees or any Collateral Document to the contrary shall restrict or prohibit the consummation of the Transactions or the Reorganization Transactions.
(d)    Notwithstanding the preceding clauses (a)(2) and (b) of this Section 5.01, (x) the Issuer may liquidate, dissolve or merge or consolidate with or into one of Holdings’ Subsidiaries for any purpose and (y) Holdings, the Issuer or a Subsidiary may merge or consolidate solely for the purpose of reincorporating Holdings, the Issuer or a Subsidiary, as the case may be, in another jurisdiction.
SECTION 5.02.    Successor Person Substituted.
Upon any consolidation, combination or merger of Holdings or the Issuer, or any Transfer of all or substantially all of its assets in accordance with the foregoing provisions of Section 5.01, in which Holdings or the Issuer is not the continuing obligor under this Indenture and the Note Guarantee or the Notes, as the case may be, the surviving entity formed by such consolidation or into which Holdings or the Issuer is merged or to which such Transfer of all or substantially all of its assets is made will succeed to, and be substituted for, and may exercise every right and power of Holdings or the Issuer under this Indenture and the Note Guarantee or the Notes, as the case may be, with the same effect as if such surviving entity had been named therein as Holdings or the Issuer and Holdings or the Issuer or the applicable Subsidiary, as the case may be, will be released from the obligation to pay the principal of and interest on such Note Guarantee or such Notes, and from all of Holdings’ or the Issuer’s or such Subsidiary’s other obligations and covenants under such Note Guarantee or such Notes and this Indenture.
ARTICLE SIX
DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default.
Each of the following constitutes an “Event of Default” with respect to the Notes of any series:
(1)    default for 30 consecutive days in the payment when due of interest with respect to the Notes of such series;
(2)    default in payment when due of principal or premium, if any, on the Notes of such series at maturity, upon redemption or otherwise;
(3)    failure by the Issuer for 60 consecutive days after receipt of notice from the Trustee or Holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding under this Indenture (with a copy to the Trustee) to comply with any of the provisions under Section 4.08;
(4)    failure by the Issuer, Holdings or any Subsidiary for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);
(5)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for borrowed money (other than the Notes, Obligations, Indebtedness under Swap Con-tracts, and intercompany Indebtedness) of Holdings or any Subsidiary or the payment of which is Guaranteed by Holdings or any Subsidiary that is a Significant Subsidiary (as of the date of the latest audited consolidated financial statements of the Parent), whether such Indebtedness or Guarantee existed as of, or was created after, the Issue Date, which “event of default” (or equivalent or analogous term) (a) is caused by a failure to pay when due at final stated maturity (giving effect to any notice or grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more;
(6)    failure by Holdings or any Subsidiary that is a Significant Subsidiary (as of the date of the latest audited consolidated financial statements of the Parent) to pay final and non-appealable judgments (to the extent not fully paid, fully bonded or adequately covered by indemnity from a third party as to which the indemnifying party has not denied its indemnification obligations, self-insurance (if applicable) or insurance as to which the relevant third party insurance company has not denied cover-age) aggregating $250.0 million or more, which judgments are not satisfied, paid, discharged, bonded, vacated, stayed or waived within 60 days after such judgment be-comes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(7)    (A) a court of competent jurisdiction over the Issuer, Holdings or any Subsidiary enters (x) a decree or order for relief in respect of the Issuer, Holdings or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (as of the date of the latest audited consolidated financial statements of the Parent) in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Issuer, Holdings or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, Holdings or any such Subsidiary or group of Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, Holdings or any such Subsidiary or group of Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in each case other than as a result of a transaction permitted by Section 5.01 of this Indenture, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer, Holdings or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (as of the date of the latest audited consolidated financial statements of the Parent) (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, Holdings or any such Subsidiary or group of Subsidiaries or for all or substantially all the property and assets of the Issuer, Holdings or any such Subsidiary or group of Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due;

(8)    any Note Guarantee of such series of Notes of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect in all material respects (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee of such series of Notes (other than by reason of release of a Guarantor from its Note Guarantee of such series of Notes in accordance with the terms of this Indenture and such Note Guarantee); and
(9)    unless such Security Interests have been released in accordance with the provisions of the Pledge Agreement, the Pledge Agreement shall cease to give the Collateral Agent, for the benefit of itself, the Holders of the Notes and the Trustee, liens with respect to a material portion of the Collateral securing the Notes Obligations for any reason other than (x) any such loss of perfection results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Non-U.S. Subsidiaries or the application thereof or (y) the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Pledge Agreement.
SECTION 6.02.    Acceleration of Maturity; Rescission.
If any Event of Default occurs and is continuing under this Indenture with respect to the Notes of any series, either the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding may declare all Notes of such series to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer, all outstanding Notes shall become due and payable without further action or notice.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes of a series may rescind and annul such acceleration if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have beencured or waived;
(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3)    the Issuer has paid the Trustee and the Collateral Agent their compen- sation and reimbursed the Trustee and the Collateral Agent for their expenses, dis- bursements, indemnities and advances; and
(4)    in the event of the cure or waiver of an Event of Default of the type de-scribed in Section 6.01(7), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.03.    Other Remedies.
If an Event of Default occurs and is continuing in respect of a series of Notes, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes of such series or to en-force the performance of any provision of such Notes or this Indenture and may take any necessary action requested in writing by the Holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series to settle, compromise, adjust or other-wise conclude any proceedings to which it is a party.
The Trustee and the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee and the Collateral Agent or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee and the Collateral Agent under this Section 6.03 shall be reimbursed to the Trustee and the Collateral Agent by the Issuer and the Guarantors.
SECTION 6.04.    Waiver of Existing Defaults and Events of Default.
(a)    Subject to Sections 2.10, 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of outstanding Notes of a series then outstanding shall have the right to waive any existing Defaults or Events of Default under this Indenture except a Default or Event of Default in the payment of principal of, or interest or premium, if any, on any Note of such series as specified in clauses (1) and (2) of Section 6.01. The Issuer shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights here-under and under the Notes of such series, respectively.

(b)    Upon any such waiver with respect to such series, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION 6.05.    Control by Majority.
Subject to Sections 2.10 and 7.01, the Holders of a majority in aggregate principal amount of outstanding Notes of a series have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Collateral Agent or the Trustee or exercising any trust or power conferred on the Trustee or the Collateral Agent by this Indenture with respect to such series. The Trustee and the Collateral Agent, as applicable, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee or the Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee and the Collateral Agent shall have the right to decline to follow any such direction (it being understood that the Trustee and the Collateral Agent do not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee or the Collateral Agent, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee or the Collateral Agent in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in person-al liability; provided that the Trustee and the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent, as applicable, which is not inconsistent with such direction. In the event the Trustee or the Collateral Agent takes any action or follows any direction pursuant to this Indenture, the Trustee and the Collateral Agent shall be entitled to indemnification and security satisfactory to it against any cost, liability or expense that might be caused by taking such action or following such direction.
SECTION 6.06.    Limitation on Suits.
Subject to Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes of a series unless:
(1)    the Holder has previously given the Trustee written notice of a continuing Event of Default;
(2)    the Holders of at least 30% in principal amount of the Notes of such series then outstanding make a written request to the Trustee and the Collateral Agent, if applicable, to pursue the remedy;
(3)    such Holder or Holders offer, and if requested, provide, the Trustee and the Collateral Agent, if applicable, security or indemnity satisfactory to them against any costs, liability or expense;

(4)    the Trustee or the Collateral Agent, if applicable, does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity against any cost, liability or expense that might be caused by complying with such request; and
(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of outstanding Notes of such series do not give the Trustee or the Collateral Agent a direction that is inconsistent with the request.
A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Note-holder.
SECTION 6.07.    Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, shall not be impaired, amended or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Security Interest of this Indenture upon any property subject to such Security Interest.
SECTION 6.08.    Collection Suit by Trustee.
If an Event of Default pursuant to clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the applicable series of Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the applicable series of Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.09.    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Note-

holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the applicable series of Notes), its creditors or its property and shall be en-titled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall con-sent to the making of such payments directly to the Noteholders, to pay to the Trustee and the Notes Collateral Agent any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes of the applicable series or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.
SECTION 6.10.    Priorities.
If the Trustee or Collateral Agent collects any money or property pursuant to this Article Six or any Collateral Document, and after an Event of Default any money or other property distributable in respect of the Issuer’s or Guarantors’ obligations under this Indenture, such money or property shall, subject to the Equal Priority Intercreditor Agreement, be paid out or distributed in the following order:
FIRST: to the Trustee and the Collateral Agent, their agents and any predecessor Trustee or Collateral Agent for amounts due under Sections 7.07 and 10.06;
SECOND: to Noteholders for amounts due and unpaid on the Notes of the applicable series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and
THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to Note-holders pursuant to this Section 6.10.
SECTION 6.11.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reason-able attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.07 or a suit by Noteholders of more than 10% in principal amount of the Notes of a series then out-standing.
ARTICLE SEVEN
TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)    If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person under the circumstances would exercise or use under the same circumstances in the conduct of his or her own affairs.
Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default by the Issuer or by the Holders of at least 30% of the aggregate principal amount of a series of Notes by written notice of such event sent to the Trustee in accordance with Section 13.02, and such notice references such series of Notes and this Indenture.
(b)    Except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge:
(1)    The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.
(2)    In the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to deter-mine whether or not they conform on their face to the requirements of this Indenture

(but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate.
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    This paragraph does not limit the effect of subsection (b) of this Section 7.01.
(2)    The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.
(3)    The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of outstanding Notes of a series outstanding pursuant to the terms of this Indenture.
(4)    No provision of this Indenture shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
(d)    Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.
(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided, to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but in no way limited to, the fees and disbursements of agents and attorneys). The Trustee’s fees, expenses and indemnities (in each of its capacities under this Indenture) (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Note Guarantees.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
SECTION 7.02.    Rights of Trustee.
Subject to Section 7.01:
(1)    The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper per-son. The Trustee need not investigate any fact or matter stated in the document.
(2)    Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Sections 13.04 and 13.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(3)    The Trustee may execute any of the trusts or powers hereunder or per-form any duties hereunder directly or indirectly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.
(4)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct.
(5)    The Trustee may consult with counsel of its selection, at the expense of the Issuer, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(6)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including but not limited to as Collateral Agent, Registrar, Paying

Agent and Depository Custodian), and each agent, custodian and other person employed to act hereunder.
(7)    The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.
(8)    The Trustee may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Of-ficer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(9)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(10)    Neither the Trustee nor the Collateral Agent shall be under any obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered, and if requested, provided to the Trustee security and indemnity satisfactory to the Trustee.
(11)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(12)    The permissive rights of the Trustee to do things enumerated in this In-denture shall not be construed as duties hereunder.
(13)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Collateral Agent, in each of their respective capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(14)    Delivery of reports, information and documents to the Trustee pursuant to Section 4.13 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as which the Trustee is entitled to rely exclusively on the Officer’s Certificate).

(15)    The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Is-suer or the Guarantors, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
SECTION 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or other-wise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of TIA § 310(b) it must eliminate such conflict within 90 days, or resign. The Trustee shall also be subject to Sections 7.10 and 7.11.
SECTION 7.04.    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be ac-countable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication. The Trustee shall not be responsible for any statement in the Offering Memorandum or any other document utilized by the Issuer in connection with the sale of the Notes, and shall not be responsible for any rating on the Notes or any action or omission of any Rating Agency.
SECTION 7.05.    Notice of Defaults.
If a Default or Event of Default occurs and is continuing (which shall not be cured or waived) and if it is actually known to a Responsible Officer of the Trustee (pursuant to Section 7.01(a) hereof), the Trustee shall give to each Noteholder a notice of the Default or Event of Default within 90 days after the Trustee has actual knowledge in the manner and to the extent otherwise provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal of or interest on any Note of any series (including payments pursuant to a redemption or repurchase of such Notes pursuant to the provi-

sions of this Indenture), the Trustee may withhold from the Holders of such series of Notes the notice, and shall be fully protected in so withholding, if and so long as it in good faith determines that withholding the notice is in the interests such Holders.
SECTION 7.06.    [Reserved].
SECTION 7.07.    Compensation and Indemnity.
The Issuer and the Guarantors shall pay to the Trustee from time to time compensation as agreed upon in writing for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee upon request for all reason-able disbursements, expenses and advances incurred or made by it in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel.
The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture or the performance of its duties under this Indenture or the exercise of its rights and powers under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.07), the Notes and the Guarantees or otherwise arising under this Indenture and including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any third party claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity (each, a “Third Party Claim”); provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually materially prejudiced thereby. Neither the Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third Party Claim without its consent, which consent may be withheld in its sole discretion. The Trustee shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses of such counsel in connection with any Third Party Claim to the extent the Trustee reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.

Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own gross negligence or willful misconduct, as determined by a final nonappealable order of a court or competent jurisdiction.
To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this In-denture or the earlier resignation or removal of the Trustee.
The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of each Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.
For purposes of this Section 7.07, the term “Trustee” shall include the Collateral Agent any trustee appointed pursuant to this Article Seven, provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section 7.07 shall apply to Trustee in its capacity as Paying Agent, Registrar and any other Agent under this Indenture.
SECTION 7.08.    Replacement of Trustee.
The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes of a series may remove the Trustee with respect to such series by notifying the Issuer and the re-moved Trustee in writing and may appoint a successor Trustee of such series with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)    a receiver or other public officer takes charge of the Trustee or its property; or
(4)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes of a series may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the Notes of the applicable series may petition any court of competent jurisdiction for the removal of the Trustee with respect to such series and the appointment of a successor Trustee of such series.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee in respect of such series of Notes to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of such series of Notes under this Indenture. A successor Trustee shall send notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10.    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
SECTION 7.11.    Paying Agents.
The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.11:
(A)    that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;
(B)    that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
(C)    that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.
SECTION 7.12.    Limitation on Duty of Trustee in Respect of Collateral; Indemnification.
(a)    Neither the Trustee nor the Collateral Agent shall have any liability or responsibility for making any calculations, or for any information required thereby, under this Indenture, the Notes, the Collateral Documents, the Equal Priority Intercreditor Agreement or any other documents, nor shall the Trustee or the Collateral Agent have any liability or responsibility for any exchange of currency, or for any foreign exchange risk. Neither the Trustee nor the Collateral Agent shall have any liability or responsibility for the creation, maintenance, perfection, or maintenance of perfection of any security interest in the Collateral, including but not limited to the filing of any financing or continuation statements (which shall be filed by the Issuer or its designee).
(b)    By their acceptance of the Notes, the Holders will be deemed to have approved the terms of, and to have authorized the Trustee and the Collateral Agent to enter into and to perform the Equal Priority Intercreditor Agreement, any other intercreditor agreement and each Collateral Document with the Issuer and the Guarantors. The Trustee and the Collateral Agent shall not be responsible for and make no representation as to the existence, genuineness, value or protection of or insurance with respect to any Collateral, for the legality, effectiveness or sufficiency of this Indenture, the Collateral Documents, the Notes or the

Equal Priority Intercreditor Agreement, for any act or omission of the collateral agent for any Credit Facilities, or for the creation, perfection, priority, sufficiency or protection of any Security Interests securing the Notes and the Obligations. The Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or the Security Interest in the Collateral. The Trustee and the Collateral Agent shall not be liable or responsible for the failure of the Issuer or the Guarantors to effect or maintain insurance on the Collateral nor shall they be responsible for any loss by reason of want or insufficiency in insurance or by reason of the failure of any in-surer in which the insurance is carried to pay the full amount of any loss against which it may have insured the Issuer, any Guarantor, the Trustee, the Collateral Agent, or any other person.
ARTICLE EIGHT
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 8.01.    Without Consent of Noteholders.
Notwithstanding Section 8.02, the Issuer, the Guarantors, the Collateral Agent, if applicable, and the Trustee may modify and amend or supplement this Indenture, the Notes, the Collateral Documents, the Equal Priority Intercreditor Agreement or the Note Guarantees, in each case with respect to a series of Notes, without the consent of any Holder of Notes of such series for any of the following purposes:
(1)    to cure any ambiguity, omission, defect or inconsistency;
(2)    to provide for uncertificated Notes of such series in addition to or in place of Physical Notes;
(3)    to provide for the assumption of the Issuer’s or any Guarantor’s Obligations to the Holders of Notes of such series pursuant to the terms of this Indenture;
(4)    to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, successor Collateral Agent, or a successor paying agent thereunder pursuant to the requirements thereof;
(5)    to add any Guarantor or release any Guarantor from its Note Guarantee of such series of Notes if such release is in accordance with the terms of this Inden- ture;

(6)    to conform the text of this Indenture, the Notes, the Collateral Documents or the Note Guarantees to any provision of the “Description of the Notes” set forth in the Offering Memorandum to the extent that such provision in the “Description of the Notes” set forth in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Collateral Documents or the Note Guarantees, which intent may be evidenced by an Officer’s Certificate to that effect;
(7)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes of such series;
(8)    to add covenants for the benefit of the Holders or to surrender any right or power conferred upon Holdings, the Issuer or any other Guarantor with respect to such series;
(9)    to add additional assets as Collateral;
(10)    in the case of any Collateral Document, include therein any legend required to be set forth therein pursuant to the Equal Priority Intercreditor Agreement or to modify any such legend as required by the Equal Priority Intercreditor Agreement;
(11)    mortgage, pledge, hypothecate or grant (including by entry into additional Collateral Documents) any other Security Interest in favor of the Trustee or the Collateral Agent for the benefit of themselves and the Holders of Notes, as additional security for the payment and performance of all or any portion of the Notes Obligations and the Note Guarantees, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Security Interest is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Collateral Documents or otherwise;
(12)    provide for the succession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, re-placement, supplementing or other modification from time to time of the Senior Se-cured Credit Agreement or any other agreement that is not prohibited by this Indenture;
(13)    to release Collateral from the Security Interest pursuant to this Indenture, the Collateral Documents and the Equal Priority Intercreditor Agreement when permitted or required by this Indenture, the Collateral Documents or the Equal Priority Intercreditor Agreement;
(14)    to provide for the issuance of Additional Notes of such series in accordance with the limitations set forth in this Indenture as of the date hereof;
(15)    to make any change that would provide any additional rights or benefits to the Holders of Notes of such series or that does not adversely affect the rights under this Indenture of any Holder of Notes of such series in any material respect; or
(16)    to comply with the rules of any applicable securities depositary.
After an amendment or supplement under this Section 8.01 becomes effective, the Issuer shall send to the Holders of the applicable series a notice (with a copy to the Trustee) briefly describing the amendment or supplement. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.
SECTION 8.02.    With Consent of Noteholders.
(a)    Except to the extent provided in Section 8.01 and subsections (b) and (c) of this Section 8.02, this Indenture, the Collateral Documents, the Equal Priority Intercred-itor Agreement, the Notes of a series or any Note Guarantee of a series may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes of such series), and any existing Default or compliance with any provision of this In-denture, the Collateral Documents, the Notes of a series or any Note Guarantee of a series may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes of such series).
(b)    Except as provided in Section 8.02(a), without the consent of each Holder of Notes of such series issued under this Indenture affected thereby, an amendment or waiver may not (with respect to any Note of such series held by a non-consenting Holder):
(1)    reduce the principal amount of such Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal amount of or change the Maturity Date of any such Notes, or alter the provisions with respect to the redemption of any such Notes other than the provisions of Section 4.08;

(3)    reduce the rate of or change the time for payment of interest on any such Notes;
(4)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment de-fault that resulted from such acceleration);
(5)    make any such Note payable in currency other than that stated in such Note;
(6)    make any change to the provisions of this Indenture relating to waiver of past Defaults or the rights of Holders of the Notes of such series issued hereunder to receive payments of principal of or interest on the Notes of such series;
(7)    release the Issuer or any Guarantor that is a Significant Subsidiary from any of its Obligations under its Note Guarantee of such series or this Indenture with respect to such series otherwise than in accordance with the terms of this Indenture; or
(8)    contractually subordinate in right of payment such series of Notes or the Note Guarantees of such series to any other Indebtedness of the Issuer or any Guarantor.
In addition, without the consent of Holders of at least 66 2/3% in aggregate principal amount of the applicable series of Notes then outstanding (including, without limitation, Additional Notes of such series, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series), no amendment or supplement may modify any Collateral Documents or the provisions in this Indenture dealing with Collateral or the Collateral Documents to the extent that such amendment or supplement would have the effect of releasing all or substantially all of the Security Interests securing the Notes of such series (except as permitted by the terms of this Indenture and the Collateral Documents) or change or alter the priority of the Security Interests in the Collateral securing such series of Notes.
(c)    It shall not be necessary for the consent of the Holders of the applicable series under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
(d)    After an amendment, supplement or waiver under this Section 8.02 be-comes effective, the Issuer shall send to the Holders of the applicable series a notice (with a copy to the Trustee) briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
SECTION 8.03.    [Reserved].
SECTION 8.04.    Revocation and Effect of Consents.
(a)    After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.
(b)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Per-sons who were Noteholders of the applicable series at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders of the applicable series after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.
(c)    After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder of the applicable series, unless it makes a change described in any of clauses (1) through (8) of Section 8.02(b). In that case, the amendment, supplement, waiver or other action shall bind each Noteholder of the applicable series who has consented to it and every subsequent Noteholder of the applicable series or portion of a Note that evidences the same debt as the consenting Holder’s Note.
SECTION 8.05.    Notation on or Exchange of Notes.
If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall, in the case of a Physical Note, request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.    Trustee and Collateral Agent To Sign Amendments, etc.
The Trustee and the Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. If it does affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, the Trustee and the Collateral Agent, as applicable, may, but need not, sign such amendment, supplement or waiver. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment, supplement or waiver the Trustee and the Collateral Agent shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Of-ficer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Sections 13.04 and 13.05, that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, signatory thereto, as applicable, enforceable against the Issuer and such Guarantors in accordance with its terms (subject to customary exceptions); provided that the deliverables to add an additional Guarantor shall be governed by Section 4.14 and not this sentence.
ARTICLE NINE
DISCHARGE OF INDENTURE; DEFEASANCE; GUARANTEE
SECTION 9.01.    Discharge of Indenture.
This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees of a series (including, without limitation, having all of the Issuer’s Obligations automatically discharged with respect to Notes of such series, all Obligations of the Guarantors automatically discharged and released with respect to the Note Guarantees of such series and all Security Interests on Collateral securing the Notes and the Note Guarantees of such series automatically released), and the Trustee, at the expense and upon the written request of the Issuer, will execute instruments reasonably requested by the Issuer acknowledging satisfaction and discharge of this Indenture, the Notes and the Note Guarantees of such series, when all amounts due under this Indenture, the Notes, the Notes Guarantees and the Collateral Documents shall have been paid and either:
(1)    the Issuer delivers to the Trustee all outstanding Notes of such series is-sued under this Indenture (other than (i) Notes of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 hereof and (ii) Notes of such series for whose payment money has thereto-fore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) for cancellation; or

(2)    (a) all Notes of such series outstanding under this Indenture (I) have become due and payable, whether at maturity or as a result of the mailing or sending of a notice of redemption, or (II) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor irrevocably deposits with the Trustee as funds in trust solely for the benefit of the Holders of Notes of such series, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient to pay the principal of, premium, if any, and interest on the Notes of such series outstanding under this Indenture on the maturity date or on the applicable Redemption Date, as the case may be; (b) no Default or Event of De-fault (other than resulting from the granting of any Security Interests securing any borrowing of funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default (other than resulting from the granting of any Security Interests securing any borrowing of funds to be applied to make such deposit) under, any Credit Facilities or other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture; and (d) the Issuer have delivered (I) instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or the applicable Redemption Date, as the case may be, and (II) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series of Notes have been complied with and that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel which binds or affects the Issuer.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Article Two and in Sections 4.01, 4.02, 7.07, 9.05, 9.06 and 10.06 shall survive such satisfaction and discharge (in the case of obligations under Article Two, Sections 4.01 and 4.02, until the Notes of such series are no longer outstanding).
SECTION 9.02.    Legal Defeasance.
The Issuer may, at its option and at any time, elect to have all of its Obligations and the Obligations of the Guarantors with respect to a series of Notes discharged with respect to this Indenture, the Collateral Documents, the outstanding Notes of such series and the Note Guarantees of such series on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the out-

standing Notes of a series and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of the Holders of the Notes of such series outstanding under this Indenture to receive payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below,
(2)    the Issuer’s Obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, in each case under Article Two and Section 4.02,
(3)    the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Collateral Agent hereunder (including, without limitation, claims of, or payments to, the Trustee and the Collateral Agent under or pursuant to Sections 7.07 and 10.06) and the Issuer’s obligations in connection therewith, and
(4)    this Article Nine.
Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes of a series notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes of such series.
SECTION 9.03.    Covenant Defeasance.
The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors under Sections 4.01(c), 4.03, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14 and 4.15 and Section 5.01(a) released with respect to the outstanding Notes of a series on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the out-standing Notes of a series, the Issuer may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees of such series shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5), (6), (7) (with respect to any Subsidiary that is a

Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), (8) and (9) shall not constitute Events of Default with respect to such series.
Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuer’s obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07, 9.08 and 10.06 shall survive until such time as the Notes of such series have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 9.05, 9.07, 9.08 and 10.06 shall survive.
SECTION 9.04.    Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes of any series:
(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such series issued under this Indenture, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, in the written report or certificate of an accounting, appraisal, investment banking firm or consultant of nationally recognized standing (such report or certificate shall be delivered to the Trustee), to pay the principal, premium, if any, and accrued and unpaid interest on the Notes of such series outstanding under this Indenture to, but excluding, the stated maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;
(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes of such series outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that subject to customary assumptions and exclusions, the Holders of the Notes of such series outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default with respect to such series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the granting of Security Interests in connection therewith);
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements covering any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(6)    the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes of such series issued under this Indenture over the other creditors of an Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(7)    the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Upon a defeasance in accordance with the provisions above, the Trustee, at the request and expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the Legal Defeasance or Covenant Defeasance of this Indenture. The Collateral will be released from the Security Interest securing the Notes, as provided under Section 10.05, upon a Legal Defeasance or a Covenant Defeasance in accordance with the provisions described above.
SECTION 9.05.    Deposited Money and U.S. Government Obligations To Be Held in Trust.
All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes of the applicable series shall be held in trust and applied by the Trustee, in accordance with the pro-visions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such series.
Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a written request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 9.06.    Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each Issuer’s and each Guarantor’s Obligations under this Indenture, the applicable series of Notes and the applicable series of Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes of any series because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.
SECTION 9.07.    Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and U.S. Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.    Moneys Held by Trustee.
Subject to any applicable law, any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a written request of the Issuer, or if such moneys and U.S. Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease.
ARTICLE TEN
COLLATERAL
SECTION 10.01.    Collateral; Collateral Documents.
(a)    Prior to the Initial Collateral Effective Time, the Notes will be senior secured Obligations of the Issuer secured only by a first-priority security interest in the Es-crowed Property.
(b)    As of the Initial Collateral Effective Time, in accordance with the terms of, and solely to the extent required by, the Pledge Agreement, the Issuer and each Guarantor (each, a “Pledgor”), to secure the Notes Obligations, shall grant and pledge to the Collateral Agent, for the benefit of itself, the Holders of the Notes and the Trustee, a security interest in, all of such Pledgor’s right, title, and interest in the Collateral (as defined in the Pledge Agreement).
(c)    Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of this Indenture and the terms of the Collateral Documents and the Equal Priority Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent (and the Trustee, if applicable) to enter into the Collateral Documents and the Equal Priority Intercred-itor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer will deliver to the Trustee copies of all documents delivered to the Col-lateral Agent pursuant to the Collateral Documents and the Equal Priority Intercreditor Agreement, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and will do or cause to be done all such acts and things as may be required by the provisions of this Indenture or the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated by this Indenture or the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes, according to the intent and purposes herein expressed; provided that the only perfection required as of the Escrow Release Date will be the perfection of the Collateral Agent’s security interest in assets with respect to which a lien may be perfected by the filing of a UCC financing statement.
(d)    Notwithstanding anything to the contrary contained in any Notes, Note
Guarantees, this Indenture or any of the Collateral Documents, (i) any collateral or guarantee provisions set forth in any of any of the Notes, Note Guarantees, this Indenture or any of the Collateral Documents, in each case, shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular Equity Interests owned by the Issuer or any of the Guarantors, or the provision of Guarantees by any Guarantor, if, and for so long as (x) if the Senior Secured Credit Agreement is in effect, the Issuer reasonably determines in consultation with the Administrative Agent, or (y) thereafter, the Issuer reasonably determines, in each case, that the cost of creating or perfecting such pledges or security interests in such Equity Interests, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Parent and its Subsidiaries), shall be excessive in view of the benefits to be obtained by the lenders and the letter of credit issuers under the Senior Secured Credit Agreement or the Holders, as applicable, therefrom, (ii) liens required to be granted from time to time pursuant to this Indenture, the Notes, the Note Guarantees, the Pledge Agreement and the other Collateral Documents shall be subject to exceptions and limitations set forth herein and the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between (x) if the Senior Secured Credit Agreement is in effect, the Administrative Agent and the Issuer, and (y) thereafter, the Issuer acting in good faith, (iii) in no event shall the Collateral include any Excluded Assets, (iv) perfection by control will not be required with respect to Equity Interests owned by any Pledgor requiring perfection through control agreements or other control arrangements (other than control or possession of pledged Equity Interests (to the extent certificated) that constitute Collateral), and (v) no Pledgor will be required to, and neither the Trustee nor the Collateral Agent will be authorized to take any action, in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create or grant any security interests in assets located or titled outside of the U.S. (including Equity Interests issued by any Non-U.S. Subsidiary) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Collateral Documents governed under the laws of any non-U.S. jurisdiction and no non-U.S. filings, searches or schedules) or conduct any non-U.S. lien searches. Notwithstanding the foregoing provisions of this paragraph or anything in the Notes, Note Guarantees, this Indenture, the Pledge Agreement or any of the Collateral Documents to the contrary, if the Senior Secured

Credit Agreement is in effect, the Administrative Agent (including in its capacity as the Credit Facility Collateral Agent, as applicable), may grant extensions of time (including after the expiration of any relevant period, which apply retroactively) for the creation and perfection of security interests in, or the obtaining of, any applicable legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including, without limitation, extensions beyond the Additional Guarantor Accession Date, as required pursuant to this paragraph or in connection with assets acquired, or Subsidiaries formed or acquired, after the Additional Guarantor Accession Date) where it determines that such action cannot be accomplished, or undue effort or expense would be required to accomplish such action, by the time or times at which it would otherwise be required to be accomplished by this Indenture or the Collateral Documents, and each Holder hereby consents to any such extension of time, and (z) the Pledge Agreement, and the provisions thereof, including the representations, warranties and other covenants made by any relevant Pledgor (or the related requirements specified) therein with respect to granting or creating, to taking any action to perfect or provide, or to establishing or maintaining the priority of, any security interest in favor of the Collateral Agent for the benefit of itself, the Holders of the Notes and the Trustee, shall in all cases be subject to the Exclusion Principles.
SECTION 10.02.    Release of Collateral.
(a)    The Security Interests granted by any Guarantor will be unconditionally and automatically released when such Guarantor’s Note Guarantee is released in accordance with the terms of this Indenture. In addition, the Security Interests securing the Notes of any series will be unconditionally and automatically released:
(i)    in whole, upon a Legal Defeasance or a Covenant Defeasance of Notes of such series as provided in Sections 9.02 and 9.03;
(ii)    in whole, upon satisfaction and discharge of this Indenture with respect to such series of Notes as provided in Section 9.01;
(iii)    in whole, upon payment in full of principal, interest and any other obligations in respect of such series of Notes issued under this Indenture;
(iv)    in whole or in part, with the consent of the requisite Holders of Notes in accordance with Section 8.01, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes;
(v)    in whole, upon a Collateral Release Event; and
(vi)    in part, as to any asset:

(A)    (I) constituting Collateral that is sold or otherwise disposed of by the Issuer or any of the Guarantors to any Person that is not the Issuer or a Guarantor, or (II) constituting Shared Collateral (as defined in the Equal Priority Intercreditor Agreement), in connection with the taking of an enforcement action by the Applicable Collateral Agent (as defined in the Equal Priority Intercreditor Agreement) or Applicable Authorized Representative (as defined in the Equal Priority Intercreditor Agreement) in respect of any first priority lien Obligations in accordance with the Equal Priority Intercreditor Agreement,
(B)    that is held by a Guarantor that ceases to be a Guarantor in accordance with the terms of this Indenture,
(C)    that becomes Excluded Assets or that is no longer pledged to secure Credit Agreement Obligations (whether pursuant to the terms of the Senior Secured Credit Agreement (and any related documents) or as a result of any determination made thereunder, or by amendment, waiver or otherwise), other than releases in connection with the payment in full thereof,
(D)    that is otherwise released in accordance with, and as expressly provided for by the terms of, this Indenture, the Equal Priority Intercreditor Agreement and the Collateral Documents; provided that in the case of clause (vi)(A)(II), the proceeds of such Shared Collateral (as defined in the Equal Priority Intercreditor Agreement) shall be applied in accordance with the Equal Priority Intercreditor Agreement, or
(E)    in accordance with the second paragraph of Section 4.11.
If in connection with any release permitted pursuant to this Section 10.02, the Issuer may request that the Collateral Agent execute and deliver (or otherwise authorize the filing of) any document or instrument evidencing such release, and, upon the request of the Issuer, the Collateral Agent shall execute and deliver (or otherwise authorize the filing of) any such document or instrument evidencing such release prepared by and at the expense of the Issuer upon receipt of an Officer’s Certificate and Opinion of Counsel stating that all covenants and conditions precedent under this Indenture, the Equal Priority Intercreditor Agreement and applicable Collateral Documents have been complied with.
SECTION 10.03.    Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.
Subject to the provisions of Section 7.01 and 7.02 hereof and the Equal Priority Intercreditor Agreement, the Trustee may (but shall have no obligation to do so), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(i)    enforce any of the terms of the Collateral Documents; and
(ii)    collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder.
The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).
SECTION 10.04.    Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
Subject to the terms of the Equal Priority Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
SECTION 10.05.    Termination of Security Interest.
Upon the payment in full of all Obligations of the Issuer under this Indenture and the Notes, or upon Legal Defeasance or Covenant Defeasance with respect to all of the Notes or satisfaction and discharge of this Indenture in accordance with Article Nine or upon receipt of the consent of Holders of the requisite percentage of Notes in accordance with Article Eight, the Trustee will, at the written request of the Issuer, deliver a certificate to the Col-lateral Agent stating that, based upon the Opinion of Counsel and Officer’s Certificate delivered to it under this Indenture, such Obligations have been paid in full, and that the Collateral Agent’s Security Interests pursuant to the Collateral Documents no longer secure the Obligations.
SECTION 10.06.    Collateral Agent.
(a)    The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Collateral Documents and the Equal Priority Intercreditor Agreement, and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Collateral Documents and the Equal Priority Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Collateral Documents and the Equal Priority Intercreditor Agreement and consents and agrees to the terms of the Equal Priority Intercreditor Agreement and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 10.06. The provisions of this Section 10.06 are solely for the benefit of the Collateral Agent and the Trustee and none of the Holders nor any of the Pledgors shall have any rights as a third-party beneficiary of any of the provisions contained herein other than as expressly provided in Section 10.03. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture, the Equal Priority Intercreditor Agreement and the Collateral Documents and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents and the Equal Priority Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Notes, the Note Guarantees and the Collateral Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Pledgor regardless of whether a Default or Event of Default shall have occurred and be continuing, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents and the Equal Priority Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    The Collateral Agent may perform any of its duties under this Indenture, the Collateral Documents or the Equal Priority Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.
(c)    None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as finally adjudicated by a court of competent jurisdiction) or under or in connection with any Collateral Document or the Equal Priority Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct, as finally adjudicated by a court of competent jurisdiction), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any other Pledgor or Affiliate of any Pledgor, or any Officer or Related Person thereof, contained in this Indenture, the Notes, the Note Guarantees or the Collateral Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Collateral Documents or the Equal Priority Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents or the Equal Priority Intercreditor Agreement, or for any failure of any Pledgor or any other party to this Indenture, the Collateral Documents or the Equal Priority Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents or the Equal Priority Intercreditor Agreement or to inspect the properties, books, or records of any Pledgor or any Pledgor’s Affiliates.
(d)    The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any other Pledgor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Before the Collateral Agent acts or refrains from acting at the request or direction of the Issuer or a Guarantor as expressly provided in a Collateral Document or the Equal Priority Intercreditor Agreement, it may require an Officer’s Certificate and an Opinion of Counsel. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Subject to the terms of the Collateral Documents and the Equal Priority Intercreditor Agreement, in each other case that the Collateral Agent may or is required hereunder or under the Notes, the Note Guarantees or the Collateral Documents to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under the Notes, the Note Guarantees or the Collateral Documents, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, together with indemnity or security satisfactory to the Collateral Agent. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the terms of the Collateral Documents, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, together with indemnity or security satisfactory to the Collateral Agent, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.
(e)    The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default” and identifying the applicable series of Notes to which the notice applies. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 7 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 10.06 and the terms of the Equal Priority Intercreditor Agreement).
(f)    The Collateral Agent may resign at any time by giving thirty (30) days’ written notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent provides writ-ten notice of its resignation under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation), the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor at the expense of the Issuer. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Col-lateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 10.06 (and Section 7.07) shall continue to inure to its benefit, and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.
(g)    U.S. Bank Trust Company, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Neither the Trustee nor the Collateral Agent will be liable for the acts or omissions of any co-Collateral Agent appointed with due care hereunder. Except as otherwise explicitly provided herein or in the Collateral Documents or the Equal Priority Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct, as finally adjudicated by a court of competent jurisdiction.
(h)    The Trustee and each Holder, by acceptance of the Notes, agrees that the Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Equal Priority Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Collateral Documents and the Equal Priority Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Collateral Documents and the Equal Priority Intercreditor Agreement, (v) perform and observe its obligations under the Collateral Documents and the Equal Priority Intercreditor Agreement and (vi) enter into amendments and supplements of the Collateral Documents and the Equal Priority Intercreditor Agreement in accordance with the terms set forth in such agreements. Upon the receipt by the Collateral Agent of a written request of the Issuer signed by an Officer of the Issuer (a “Collateral Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 10.06(h), (ii) state that the applicable Collateral Document is required or permitted under the terms of this Indenture or another Collateral Document then existing and (iii) instruct the Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.
(i)    If at any time or times the Trustee shall receive (i) by payment, foreclosure, realization, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture or the Collateral Documents, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article Seven, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents and the Equal Priority Intercreditor Agreement.
(j)    The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Subject to the Equal Priority Intercreditor Agreement, should the Trustee obtain possession of any such Collateral, upon written request from the Issuer, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
(k)    The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Pledgor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Security Interests have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Pledgor’s property constituting collateral intended to be subject to the Security Interest and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Collateral Document or the Equal Priority Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of outstanding Notes or as otherwise provided in the Collateral Documents (but then only to the extent such direction is accompanied by indemnity as provided for in this Section 10.06).
(l)    If any Pledgor (i) incurs any obligations in respect of First Lien Obligations at any time when the Equal Priority Intercreditor Agreement is not in effect or at any time when Indebtedness constituting First Lien Obligations entitled to the benefit of the Equal Priority Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercredi-tor agreement (on substantially the same terms as the Equal Priority Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations so incurred and an Opinion of Counsel pursuant to Section 13.04, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
(m)    If any Pledgor incurs any obligations in respect of Indebtedness secured on a junior priority basis and delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on terms that are customary for such financings as determined by the Issuer in good faith reflecting the junior pri-

ority of such Security Interests to the Security Interests secured by Notes and the Guarantees) with a designated agent or representative for the holders of such Indebtedness so incurred, and an Opinion of Counsel pursuant to Section 13.04, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
(n)    No provision of this Indenture, the Equal Priority Intercreditor Agreement or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent (or the Trustee) against potential costs and liabilities incurred by the Collateral Agent (or the Trustee) relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Equal Priority Intercreditor Agreement or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (n) if it reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be insufficient under the circumstances.
(o)    The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Equal Priority Intercreditor Agreement and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel and (iv) shall not be liable for acting pursuant to direction from the Trustee or the Holders of a majority in aggregate principal amount of outstanding Notes. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.
(p)    The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Pledgor under this Indenture, the Equal Priority Intercreditor Agreement and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained herein or in the Notes, the Note Guarantees and the Collateral Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Equal Priority Intercreditor Agreement or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the Equal Priority Intercreditor Agreement and any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Security Interest therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Equal Priority Intercreditor Agreement and the Collateral Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Equal Priority Intercreditor Agreement and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Equal Priority Intercreditor Agreement and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Equal Priority Intercreditor Agreement and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Notes, the Note Guarantees and the Collateral Documents.
(q)    The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent and the Trustee shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including, but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Equal Priority Intercreditor Agreement, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Equal Priority Intercreditor Agreement and the

Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.
(r)    The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents or the Equal Priority Intercreditor Agreement and to the extent not prohibited under the Equal Priority Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.11 hereof and the other provisions of this Indenture.
(s)    Notwithstanding anything to the contrary in this Indenture or the Notes, the Note Guarantees and the Collateral Documents, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Security Interests intended to be created by this Indenture or the Notes, the Note Guarantees and the Collateral Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in any relevant jurisdiction)), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Security Interests intended to be created thereby.
(t)    The Issuer shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent in accordance with Section 7.07. For the avoidance of doubt, any references in Section 7.07 to “negligence” in connection with the Trustee will be construed as “gross negligence” in connection with the Collateral Agent.
(u)    Subject to the provisions of the applicable Collateral Documents and the Equal Priority Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Equal Priority Intercreditor Agreement and the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Equal Priority Intercreditor Agreement or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes.
(v)    After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Collateral Agent in connection with any action re-

quired or permitted by this Indenture, the Collateral Documents or the Equal Priority Inter-creditor Agreement.
ARTICLE ELEVEN
ESCROW
SECTION 11.01.    Escrow of Proceeds.
(a)    Concurrently with the consummation of this offering of the Notes, the Issuer will enter into an escrow and security agreement (the “Escrow Agreement”) with the Trustee and U.S. Bank National Association, acting in its capacity as escrow agent (in such capacity, together with its successors, the “Escrow Agent”), pursuant to which the Issuer will deposit, or cause to be deposited, into an escrow account an amount equal to the gross proceeds of this offering of the Notes (the “Escrowed Property”).
(b)    In addition, unless the Issuer has then (i) directed the Escrow Agent to release the Escrowed Property pursuant to the second succeeding paragraph or (ii) delivered written notice to the Escrow Agent to the effect set forth in Section 3.08(a)(ii), commencing with the first day of the second full calendar month following the Issue Date, and on the first calendar day of each subsequent month that is a Business Day (each such date, a “Deposit Date”), the Issuer will deposit, or cause to be deposited, cash or by wire transfer to the escrow account an amount equal to the lesser of (x) the monthly interest that would accrue on the Notes during such calendar month (plus, in the case of the first such deposit, all interest that has accrued from the Issue Date to such Deposit Date) and (y) the amount of interest that would accrue on the Notes from the first day of such calendar month to, but excluding, the Termination Date (in each case, as calculated by Issuer in accordance with this Indenture). The Issuer shall notify the Trustee and the Escrow Agent in writing on the date of such deposit, the amount of such deposit and any investment instructions with respect to such deposit, and the Trustee and the Escrow Agent shall have no obligation to calculate or verify the Issu-er’s calculations of the amount due on any Deposit Date.
(c)    The Issuer will grant the Trustee, for the benefit of itself, the Collateral Agent and the Holders of the Notes, a first-priority security interest in the Escrow Account and all deposits therein to secure the Notes Obligations pending disbursement as described below. The Escrow Agent will invest the Escrowed Property in such specified cash equivalents, and liquidate such specified cash equivalents, as the Issuer will from time to time direct in writing, in accordance with the Escrow Agreement. The ability of the Holders of the Notes to realize upon such Escrowed Property or securities held in the Escrow Account would generally be subject to any and all applicable limitations of any applicable Bankruptcy Law in the event of a bankruptcy of the Issuer.

(d)    The Escrowed Property will be held in the Escrow Account until the earliest of (i) the date on which the Issuer delivers to the Escrow Agent and the Trustee the release request referred to in the next succeeding paragraph, (ii) the Termination Date, (iii) the date on which the Issuer delivers notice to the Escrow Agent and the Trustee to the effect set forth in Section 3.08(a)(ii) and (iv) the date on which Issuer fails to timely deposit (or cause to be timely deposited) such amounts required by the preceding paragraph to be deposited on each Deposit Date on or prior to three (3) Business Days after such applicable Deposit Date.
(e)    Pursuant to the terms of the Escrow Agreement, the Escrowed Property held in the Escrow Account will be released (the “Escrow Release”) to, or as directed by, the Issuer within two (2) Business Days following delivery by the Issuer to the Escrow Agent and the Trustee, not later than the Termination Date, of a release request (in the form and sub-stance as set forth in the Escrow Agreement) instructing the Escrow Agent to release the Es-crowed Property in accordance with the Escrow Agreement and certifying that the following conditions (collectively, the “Escrow Release Conditions”) have been or, substantially con-current with the release of the Escrowed Property, will be, satisfied (the date of the Escrow Release is hereinafter referred to as the “Escrow Release Date”):
1.    the Merger will occur substantially concurrent with the release of the Escrowed Property from the Escrow Account; and
2.    the Issuer and each of the Initial Guarantors shall become parties to the Pledge Agreement and Equal Priority Intercreditor Agreement, in each case, in accordance with the terms of, and solely to the extent required at such time by, this In-denture.
(f)    By its receipt of a Note, each Holder shall be deemed to authorize and direct the Trustee and the Escrow Agent to enter into and perform their obligations under the Escrow Agreement, binding the Holders to the terms thereof.
ARTICLE TWELVE
GUARANTEE OF SECURITIES
SECTION 12.01.    Guarantee.
Subject to the provisions of this Article 12, the Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder, the Collateral Agent and to the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders, the Collateral Agent or the Trustee all in accordance with the terms of such Note and this In-denture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or per-formed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 12.06, its obligations hereunder shall be absolute, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor. Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection).
Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee, the Collateral Agent or any Holder under the Note Guarantees.
SECTION 12.02.    Execution and Delivery of Note Guarantee.
To further evidence the Note Guarantee set forth in Section 12.01, each Guar- antor hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
Each of the Guarantors hereby agrees that its Note Guarantee set forth in Sec- tion 12.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof here-
under, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.
SECTION 12.03.    Release of Guarantors.
(a)    A Note Guarantee of a Guarantor will be unconditionally and automatically released and discharged from its Guarantee of the Notes of any series upon any of the following:
(1)    any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) to any Person that is not a Guarantor of all or substantially all of the assets of, such Guarantor; provided that such Guarantor is also released from all of its Obligations in respect of the Credit Agreement Obligations; or
(2)    any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) to any Person that is not the Issuer or a Guarantor of Equity Interests of a Guarantor, or any issuance by a Guarantor of its Equity Interests to any Person that is not the Issuer or a Guarantor; provided that such Guarantor is al-so released from all of its Obligations in respect of the Credit Agreement Obligations;
(3)    the release of such Guarantor from all guarantee Obligations of such Guarantor in respect of the Credit Agreement Obligations and any other Indebtedness that gave rise (or would give rise) to the obligation to provide such Note Guarantee pursuant to Section 4.14 of this Indenture; or
(4)    with the consent of the requisite Holders of Notes in accordance with Article Eight, including consents obtained in connection with a tender offer or ex- change offer for, or purchase of, such Notes; or
(5)    upon Legal Defeasance, Covenant Defeasance, or satisfaction and discharge of this Indenture in accordance with Article Nine; or
(6)    (x) if such Guarantor is disposed of or ceases to exist, including, with-out limitation, by dissolution, liquidation, strike-off or winding up, in each case in connection with the Transactions or any Reorganization Transactions, or (y) upon any other liquidation or dissolution of such Guarantor, provided in the case of this clause

(6), no Default or Event of Default shall occur as a result thereof or has occurred and is then continuing.
(b)    No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee, the Collateral Agent or the Holders of Notes to which such Note Guarantee relates if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release until such time as such Default or Event of Default is cured and waived (unless such release or discharge is (x) in connection with the sale of the Equity Interests in such Guarantor constituting collateral for the Senior Secured Credit Agreement in connection with the exercise of remedies against such Equity Interests or (y) in connection with a Transfer (other than to the Issuer or another Guarantor) permitted by this Indenture, including the Transactions or any Reorganization Transaction, if, but for the existence of such Default or Event of Default, such Guarantor would otherwise be entitled to be released from its Guarantee following the Transfer, including the consummation of such Transactions or Reorganization Transactions).
(c)    At the written request and expense of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release or discharge have been complied with, the Trustee shall execute and deliver such releases, documents and instruments to the Issuer as requested by either the Issuer or a Guarantor in order to evidence the release or discharge of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Nine (it being understood that no such delivery of such Of-ficer’s Certificate, Opinion of Counsel, releases, documents or instruments shall be a condition to such release, and the failure to obtain any of the foregoing t shall not impair any such releases pursuant to this Section 12.03).
SECTION 12.04.    Waiver of Subrogation.
Upon the occurrence and solely during the continuance of an Event of Default, each Guarantor agrees that it shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under its Note Guarantee and this Indenture. If any amounts that are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Holders of the Notes and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.04 is knowingly made in contemplation of such benefits.

SECTION 12.05.        Notice to Trustee.
The Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to such Issuer or any such Guarantor which could reasonably be expected to prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Note Guarantees. Notwithstanding the provisions of this Article Nine or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer no later than three Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 12.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 12.05 at least three Business Days prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than three Business Days prior to such date.
SECTION 12.06.    Limitation on Guarantor’s Liability.
Each Guarantor, and by its acceptance hereof, each Holder, the Collateral Agent and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

ARTICLE THIRTEEN
MISCELLANEOUS
SECTION 13.01.    [Reserved].
SECTION 13.02.    Notices.
Except for notice or communications to Holders, any notice or communication shall be given in writing in English and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, electronic transmission with a portable document format (.pdf) attachment, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:
If to the Issuer or any Guarantor:
JH North America Holdings Inc.
c/o James Hardie Industries plc
Europa House 2nd Floor
Harcourt Centre, Harcourt Street
Dublin 2, Ireland
Facsimile: +353-1-479-1128
E-mail: treasury@jameshardie.com
Attention: The Treasurer
With copies to:
Skadden, Arps, Slate, Meagher & Flom LLP
2000 Avenue of the Stars
Suite 200N
Los Angeles, California 90067
Attention: Michelle Gasaway, Esq.
If to the Trustee or Collateral Agent:
U.S. Bank Trust Company, National Association
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Email: bradley.scarbrough@usbank.com
Attention: Bradley E. Scarbrough (JH North America Holdings Inc.)
With copies to:

Shipman & Goodwin LLP
One Constitution Plaza
Hartford, Connecticut 06103
Attention: N. Plotkin
The Issuer, the Guarantors, the Collateral Agent or the Trustee by written no- tice to the others may designate additional or different addresses for subsequent notices orcommunications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
The Trustee and the Collateral Agent agree to accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) the Trustee and the Collateral Agent shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on be-half of the party purporting to send such electronic transmission; and the Trustee and the Col-lateral Agent shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained directly or indirectly by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee and the Collateral Agent, including the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. If the party elects to give the Trustee or the Collateral Agent email or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Collateral Agent in their discretion elects to act upon such instructions, the Trustee’s and the Collateral Agent’s understanding of such instructions shall be deemed controlling.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, sent in accordance with the Depository’s applicable procedures in the case of a Global Note, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar (or to the extent permit-

ted or required by applicable Depository procedures or regulations with respect to Global Notes, sent electronically in .pdf format). Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with the Depository’s applicable procedures.
If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
Notwithstanding anything herein to the contrary, any notice to the Trustee or Collateral Agent shall be deemed given when actually received.
SECTION 13.03.    [Reserved].
SECTION 13.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture, the Equal Priority Intercreditor Agreement or the Collateral Documents, such Issuer or such Guarantor shall furnish to the Trustee or the Collateral Agent, if applicable:
(1)    an Officer’s Certificate (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of the signatory, all conditions precedent and covenants, if any, provided for in this Indenture, the Collateral Documents and the Equal Priority Intercreditor Agreement relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been complied with.
SECTION 13.05.    Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall in- clude:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.
SECTION 13.06.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Notehold-
ers. The Registrar, Collateral Agent and Paying Agent may make reasonable rules and set reasonable requirements for their functions.
SECTION 13.07.    Business Days.
A “Business Day” means, each day that is not a Saturday, a Sunday or a day on which commercial banking institutions in the state of New York or the place of payment on the Notes are required or authorized to be closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.
SECTION 13.08.    Governing Law.
This Indenture, the Notes, the Collateral Documents and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 13.09.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
SECTION 13.10.    Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, the Collateral Agent, any additional trustee or collateral agent and any Agents in this Indenture shall bind its successor.

SECTION 13.11.    Multiple Counterparts.
The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 13.12.    Table of Contents, Headings, etc.
The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 13.13.    Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this In-denture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 13.14.    WAIVER OF JURY TRIAL.
THE ISSUER, THE GUARANTORS, THE TRUSTEE AND COLLATERAL AGENT, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.
SECTION 13.15.    Consent to Jurisdiction and Service.
Any Guarantor not organized in the United States hereby appoint CT Corporation as its agent for service of process in any suit, action or proceeding with respect to this In-denture, the Notes, the Collateral Documents and the Note Guarantees and for actions brought under the U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in the City of New York. In relation to any legal action or proceeding arising out of or in connection with this Indenture, the Notes, the Collateral Documents and the Note Guarantees, each Guarantor hereby irrevocably submit to the non-

exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.
SECTION 13.16.    Force Majeure.
The Trustee and the Collateral Agent shall not incur any liability for not per-forming any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, epidemics, pandemics, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
SECTION 13.17.    U.S.A. PATRIOT Act.
In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and the Collateral Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and the Collateral Agent. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Collateral Agent to comply with Applicable Law.
SECTION 13.18.    No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Parent, any Guarantor, the Issuer or of any other Subsidiary of the Parent, or any affiliate of the foregoing, as such, shall have any liability for any Obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.
JH North America Holdings Inc.

By: /s/ Aaron Erter
Name: Aaron Erter
Title: President

James Hardie International Finance
Designated Activity Company,
as Guarantor

By: /s/ James Lenney
Name: James Lenney
Title: Director

James Hardie International Group Limited,
as Guarantor

By: /s/ James Lenney
Name: James Lenney
Title: Director

James Hardie Building Products, Inc,
as Guarantor

By: /s/ Aaron Erter
Name: Aaron Erter
Title: President

James Hardie US Holdings Limited,
as Guarantor

By: /s/ James Lenney
Name: James Lenney
Title: Director

[Signature Page to James Hardie Indenture]

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By: /s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Collateral Agent

By: /s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President
[Signature Page to James Hardie Indenture]

[EXHIBITS INTENTIONALLY OMITTED]